                                                                REDACTED VERSION

                                 EXHIBIT 10.29

                                       TO

                         TARGETED GENETICS CORPORATION

                                AMENDMENT NO. 1

                                       TO

                                    FORM S-1

                            TO BE FILED ON OR BEFORE

                                  MAY 30, 1996


"[*]" = confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                     PATENT AND TECHNOLOGY LICENSE AGREEMENT

                  THIS AGREEMENT ("AGREEMENT") is made by and between the BOARD OF REGENTS ("BOARD") of THE UNIVERSITY OF TEXAS SYSTEM ("SYSTEM"), an agency of the State of Texas, whose address is 201 West 7th Street, Austin, Texas 78701, THE UNIVERSITY OF TEXAS M.D. ANDERSON CANCER CENTER ("MDA"), a component institution of the SYSTEM, and RGENE THERAPEUTlCS, INC., a corporation having a principal place of business located at The Woodlands, Texas ("LICENSEE").

                                    RECITALS

                  A. BOARD owns certain PATENT RIGHTS and TECHNOLOGY RIGHTS related to LICENSED SUBJECT MATTER, which were developed at MDA, a component institution of SYSTEM.

                  B. BOARD desires to have the LICENSED SUBJECT MATTER developed and used for the benefit of LICENSEE, the inventor, BOARD, and the public as outlined in the Intellectual Property Policy promulgated by the BOARD.

                  C. The LICENSED SUBJECT MATTER is the subject of SPONSORED RESEARCH AGREEMENTS between MDA and LICENSEE, copies of which are attached hereto as Exhibits 1A and 1B for approval by BOARD, although certain LICENSED SUBJECT MATTER was developed with funding from, and is subject to the rights of, the Federal Government.

                  D. LICENSEE is a company which was formed to develop and commercially exploit the inventions of LICENSED SUBJECT MATTER, and LICENSEE, therefore, wishes to obtain a license from BOARD to practice LICENSED SUBJECT MATTER.

                  E. A copy of an executed Stock Purchase Agreement between LICENSEE and Gabriel Lopez-Berestein, M.D., an employee of MDA, which provides for, among other things, the circumstances and methods under which Gabriel Lopez-Berestein, M.D. shall be able to divest himself of stock in LICENSEE acquired under said Stock Purchase Agreement, is attached hereto as Exhibit 2 for approval by BOARD.

                  F. A copy of an executed Stock Purchase Agreement between LICENSEE and Mien-Chie Hung, Ph.D., an employee of MDA, which provides for, among other things, the circumstances and methods under which Mien-Chie Hung, Ph.D. shall be able to divest himself of stock in LICENSEE acquired under said Stock Purchase Agreement, is attached hereto as Exhibit 3 for approval by BOARD.

                  G. A copy of an executed Stockholder Agreement between LICENSEE and BOARD is attached hereto as Exhibit 4 for approval by BOARD.

                  NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the parties hereto agree as follows:

1.                EFFECTIVE DATE

                  1.1 This AGREEMENT shall be effective as of March 1, 1994 subject to approval by BOARD ("EFFECTIVE DATE").

2.                DEFINITIONS

                  As used in this AGREEMENT, the following terms shall have the meanings indicated:

                  2.1 IMPROVEMENTS shall mean any inventions and discoveries which are within the scope of either pending patent applications or issued patents included within PATENT RIGHTS and which are developed in the laboratories of either Mien Chie Hung, Ph.D. or Gabriel Lopez-Berestein, M.D. at MDA.

                  2.2 LICENSED FIELD shall mean all compositions and fields of use of the LICENSED SUBJECT MATTER.

                  2.3 LICENSED PRODUCT shall mean any product SOLD by LICENSEE or its sublicensees comprising LICENSED SUBJECT MATTER pursuant to this AGREEMENT.

                  2.4 LICENSED SUBJECT MATTER shall mean inventions and discoveries covered by PATENT RIGHTS, TECHNOLOGY RIGHTS, LICENSEE SPONSORED TECHNOLOGY and/or IMPROVEMENTS.

                  2.5 LICENSED TERRITORY shall mean the entire world.

                  2.6 LICENSEE SPONSORED TECHNOLOGY shall have the meaning given to it under either of the SPONSORED RESEARCH AGREEMENTS, or any extension thereof.

                  2.7 NET SALES shall mean the gross revenues received by LICENSEE from the SALE of LICENSED PRODUCTS less sales and/or use taxes actually paid, import and/or export duties actually paid, outbound transportation prepaid or allowed, and amounts allowed or credited due to returns (not to exceed the original billing or invoice amount).

                  2.8 PATENT RIGHTS shall mean BOARD's rights in information or discoveries covered by patents and/or patent applications, whether domestic or foreign, and all divisionals, continuations, continuations-in-part, reissues, reexaminations or extensions thereof, and any letters patent that issue thereon, for the inventions listed on Attachment A hereto and incorporated herein and for any inventions comprising LICENSEE SPONSORED TECHNOLOGY and/or IMPROVEMENTS, from time to time.

                  2.9 SALE or SOLD shall mean the transfer or disposition of a LICENSED PRODUCT for value to a party other than LICENSEE or an AFFILIATE.

                  2.10 SPONSORED RESEARCH AGREEMENT shall mean each of the SPONSORED RESEARCH AGREEMENTS of even date herewith between LICENSEE and MDA, copies of which are attached as Exhibit 1A and Exhibit 1B hereto.

                  2.11 AFFILIATE shall mean any business entity more than 50% owned by LICENSEE, any business entity which owns more than 50% of LICENSEE, or any business entity that is more than 50% owned by a business entity that owns more than 50% of LICENSEE.

                  2.12 TECHNOLOGY RIGHTS shall mean BOARD's rights in any technical information, know-how, process, procedure, composition, device, method, formula, protocol, technique, software, design, drawing or data relating to LICENSED SUBJECT MATTER, which is not covered by PATENT RIGHTS but which is necessary for practicing the invention at any time claimed in PATENT RIGHTS.

3.                WARRANTY:  SUPERIOR-RIGHTS

                  3.1 Except for the rights, if any, of the Government of the United States as set forth hereinbelow, BOARD represents and warrants that it is the owner of the entire right, title, and interest in and to LICENSED SUBJECT MATTER, and that it has the sole right to grant licenses thereunder, and that it has not granted licenses thereunder to any other entity that would restrict rights granted hereunder except as stated herein.

                  3.2 LICENSEE understands that the LICENSED SUBJECT MATTER may have been developed under a funding agreement with the Government of the United States of America and, if so, that the Government may have certain rights relative thereto. This AGREEMENT is explicitly made subject to the Government's rights under any such agreement and any applicable law or regulation, including P.L. 96-517 as amended by P.L. 98-620. To the extent that there is a conflict between any such agreement, applicable law or regulation and this AGREEMENT, the terms of such Government agreement, applicable law or regulation shall prevail.

                  3.3 LICENSEE understands that BOARD can make no representations or guarantees as to the patentability or breadth of the inventions contained in the PATENT RIGHTS. LICENSEE also understands that BOARD can make no representations or guarantees as to whether or not there are any patents now held, or which will be held, by others or by BOARD in the LICENSED FIELD or whether or not the inventions contained in PATENT RIGHTS may infringe any other patents now held or that will be held by others or by BOARD.

4.                LICENSE

                  4.1 BOARD hereby grants to LICENSEE a royalty-bearing, exclusive license under LICENSED SUBJECT MATTER to manufacture, have manufactured, use and/or sell LICENSED PRODUCT within LICENSED TERRITORY for use within LICENSED FIELD and shall extend to BOARD's undivided interest in any LICENSED SUBJECT MATTER developed during the term of this AGREEMENT and jointly owned by BOARD and LICENSEE. This grant shall also extend to LICENSEE SPONSORED TECHNOLOGY and IMPROVEMENTS. The grant shall be subject to Paragraph 3.2, hereinabove, the payment by LICENSEE to BOARD of all consideration as provided in this AGREEMENT (including the timely payment of all amounts due under the SPONSORED RESEARCH AGREEMENT as well as reimbursement of MDA's patent expenses), and shall be further subject to rights retained by BOARD and MDA to:

                       (a) Publish the general scientific findings from research related to LICENSED SUBJECT MATTER, provided that LICENSEE shall be provided written notice of any such proposed publication at least sixty (60) days in advance thereof in order to determine whether BOARD should file a patent application with respect to such scientific findings, and no such publication shall occur until BOARD has adequately protected the patentability of such findings.

                       (b) Use any information contained in LICENSED SUBJECT MATTER for research, teaching, unreimbursed experimental patient care, and other educationally related purposes.

                  4.2 LICENSEE shall have the right to extend the license granted herein to any AFFILIATE provided that such AFFILIATE consents to be bound by this AGREEMENT to the same extent as LICENSEE.

                  4.3 LICENSEE shall have the right to grant sublicenses consistent with this AGREEMENT provided that LICENSEE shall be responsible for the operations of its sublicensees relevant to this AGREEMENT as if such operations were carried out by LICENSEE. LICENSEE further agrees to deliver to BOARD a true and correct copy of each sublicense granted by LICENSEE, and any modification or termination thereof, within thirty (30) days after execution, modification, or termination. Upon termination of this AGREEMENT, any and all existing sublicenses granted by LICENSEE may, at BOARD's sole discretion, be assigned to BOARD.

                  4.4 BOARD shall have the right at any time after (i) three (3) years from the date of this Agreement or (ii) termination of both of the SPONSORED RESEARCH AGREEMENTS, whichever is later, to terminate the exclusivity of the license granted herein in any national political jurisdiction in which patent protection for the LICENSED SUBJECT MATTER is either being sought or is in effect within LICENSED TERRITORY if LICENSEE, within ninety (90) days after written notice from BOARD as to such intended termination, fails to provide written evidence that it has commercialized or is actively attempting to commercialize an invention hereunder. Evidence provided by LICENSEE that it has an ongoing and active research, development, manufacturing, marketing or licensing program as appropriate, directed toward production and sale of products based on the invention disclosed and claimed in PATENTS or incorporating TECHNOLOGY within such jurisdiction shall be deemed satisfactory evidence. BOARD agrees to negotiate in good faith with LICENSEE for adjusting terms under such a nonexclusive arrangement.

                  4.5 The parties hereto agree to annually update the schedule of patents and patent applications listed on Attachment A.

5.                PAYMENTS AND REPORTS

                  5.1 In consideration of rights granted by BOARD to LICENSEE under this AGREEMENT, LICENSEE agrees to pay MDA the following:

                       (a) A running royalty equal to [*] of NET SALES for LICENSED PRODUCTS SOLD by LICENSEE;

                       (b) [*] of all royalties received by LICENSEE for SALES by a sublicensee, but in no event more than [*] of NET SALES for LICENSED PRODUCT SOLD by such sublicensee, received by LICENSEE from a sublicensee from SALES of LICENSED PRODUCT by such sublicensee;

                       (c) [*] royalty on all cash considerations received by LICENSEE from a sublicensee as a result of a sublicense for Licensed Products in the form of licensing fees, marketing fees, milestone payments, bonus payments and the like, but excluding payments for equity and sponsored research; and

                       (d) [*] royalty on all cash consideration received by LICENSEE from a sublicensee as a result of a sublicense for Licensed Products for sponsored research if,

- ---------------------
[*] Confidential Treatment Requested.

and only if, the SPONSORED RESEARCH AGREEMENT for such Licensed Products is not in existence at the time any such payment is received.

                  5.2 During the Term of this AGREEMENT and for one (1) year thereafter, LICENSEE shall keep complete and accurate records of its and its sublicensees' SALES and NET SALES of LICENSED PRODUCTS to enable the royalties and other amounts payable hereunder to be determined. LICENSEE shall permit BOARD or its representatives, at BOARD's expense, to periodically examine its books, ledgers, and records during regular business hours for the purpose of and to the extent necessary to verify any report required under this AGREEMENT. In the event that the amounts due to BOARD are determined to have been underpaid by ten percent (10%) or more, LICENSEE shall pay the cost of such examination, and accrued interest at twelve percent (12%), or at the highest rate allowed by law, if lower, on which the amount which was deficient.

                  5.3 Within thirty (30) days after March 31, June 30, September 30, and December 31, LICENSEE shall deliver to BOARD and MDA a true and accurate report, giving such particulars of the business conducted by LICENSEE and its sublicensee, if any exist, during the preceding three (3) calendar months under this AGREEMENT as are pertinent to an account for payments hereunder. Such report shall include at least (a) the quantities of LICENSED SUBJECT MATTER that it has produced; (b) the total SALES, (c) the calculation of royalties thereon; and (d) the total royalties so computed and due BOARD. Simultaneously with the delivery of each such report, LICENSEE shall pay to BOARD the amount, if any, due for the period of such report. If no payments are due, it shall be so reported.

                  5.4 Upon the request of BOARD or MDA but not more often than once per calendar year, LICENSEE shall deliver to BOARD and MDA a written report as to LICENSEE's efforts and accomplishments during the preceding year in commercializing LICENSED SUBJECT MATTER in the LICENSED TERRITORY and its commercialization plans for the upcoming year.

                  5.5 All amounts payable hereunder by LICENSEE shall be payable in United States funds without deductions for taxes, assessments, fees, or charges of any kind. Checks shall be made payable to The University of Texas M.D. Anderson Cancer Center.

                  5.6 LICENSEE shall reimburse BOARD for all its out-of-pocket expenses thus far incurred in filing, prosecuting, enforcing and maintaining PATENT RIGHTS exclusively licensed hereunder, and shall pay all such future expenses so long as and in such countries as its license remains exclusive. LICENSEE shall reimburse all of BOARD's expenses thus far incurred upon execution of this AGREEMENT. To the extent such expenses are greater than $10,000, the excess over $10,000 shall be reimbursed within ninety (90) days after the EFFECTIVE DATE. Thereafter, MDA will invoice LICENSEE on a quarterly basis beginning July 1, 1994, with such invoices being due and payable within thirty (30) days thereafter.

                  5.7 No payments due or royalty rates under this AGREEMENT shall be reduced as the result of co-ownership of LICENSED SUBJECT MATTER by BOARD and LICENSEE.

                  5.8 Notwithstanding the above, MDA shall have the right, exercisable until such time as LICENSEE has completed a public offering of its equity securities under the Securities Act of 1933, as amended, pursuant to an effective registration statement filed with the Securities and Exchange Commission, to acquire shares of Common Stock of the LICENSEE in lieu of the payments due MDA under Section 5.1(c) above, in an amount determined by dividing the amount of payments otherwise due MDA under Section 5.1(c) by the sale price of the LICENSEE's equity securities stock determined by the Board of Directors of the LICENSEE in the most recent financing completed by LICENSEE prior to the date any such payments under Section 5.1(c) accrued.

                  In the event that any payment under Section 5.1(c) shall be due and so long as MDA's right under this Section 5.8 shall exist, LICENSEE shall provide written notice to MDA of the amount of the payment due to MDA under Section 5.1(c) and the price of its most recent sale of preferred stock, together with the number of shares of Common Stock available to MDA hereunder. MDA shall have a period of thirty (30) days from the date of such notice to exercise its right hereunder, and shall provide written notice to LICENSEE prior to the expiration of such time period of its desire to exercise its rights hereunder. If MDA fails to provide such notice in such time period, or fails to exercise its rights hereunder, MDA shall receive such amounts owed under Section 5.1(c) in U.S. dollars, provided that such financing occurred within 12 months of the date such payments accrued. In the event that such financing occurred more than 12 months before the date such payments accrued, then in such event the fair market value of the LICENSEE's equity securities, as determined in the good faith opinion of the Board of Directors of the LICENSEE, shall be used instead of such sale price, provided, however, that if LICENSOR disagrees with such determination, LICENSOR shall be able to appoint an independent third party knowledgeable and experienced in such matters, reasonably acceptable to LICENSEE, to make its own determination of such fair market value, at the sole expense of LICENSOR, which determination shall govern and control for the purposes hereof.

                  5.9 LICENSEE agrees that it will not, during the term of this AGREEMENT, enter into a license agreement with another institution which license agreement licenses to the LICENSEE on an exclusive basis technology and/or patent rights on terms which are more favorable to such institution on an aggregate basis than the terms contained in this Agreement, taking into account all of the financial terms contained in any such license agreement, including but not limited to terms relating to the payment of royalties, sublicensee royalties, equity issued by LICENSEE to MDA or any such other institution as consideration for the license, milestone payments, annual license fees, minimum royalties and all other similar terms.

6.                PATENTS AND INVENTIONS

                  6.1 LICENSEE shall reimburse BOARD for all reasonable future third party expenses incurred by BOARD in searching, filing, prosecuting and maintaining patent applications and patents relating to Patent Rights. If after consultation with LICENSEE it is agreed by BOARD and LICENSEE that a new patent application should be filed for LICENSED SUBJECT MATTER, BOARD will prepare and file appropriate patent applications, and LICENSEE will pay the reasonable third party cost of searching, preparing, filing, prosecuting and maintaining same. If LICENSEE notifies BOARD that it does not intend to pay the third party cost of an application, or if LICENSEE does not respond or make an effort to agree with BOARD on the disposition of rights of the subject invention, then BOARD may file such application at its own expense and LICENSEE shall have no rights to such invention other than TECHNOLOGY RIGHTS. BOARD shall provide LICENSEE with a copy of the application for which LICENSEE has paid the cost of filing, as well as copies of any documents received or filed during prosecution thereof.

                  6.2 The parties acknowledge that research in laboratories at MDA which are under the direct supervision of Mien Chie Hung, Ph.D. or Gabriel Lopez-Berestein, M.D. may result in discoveries and inventions which are in the field of the molecular biology of oncogenes and/or growth factors and lipid based gene, nucleic acid and/or oligonucleotide delivery technologies, are related to the LICENSED SUBJECT MATTER but not included therein, and did not result from the Sponsored Research Agreements attached hereto as Exhibit 1A and 1B (RELATED TECHNOLOGY). MDA hereby grants to the LICENSEE the right of first review with respect to the RELATED TECHNOLOGY (excluding, however, any RELATED TECHNOLOGY as to which any other commercial organization has rights therein) under the following terms:

                       (a) MDA shall notify the LICENSEE in writing of the RELATED TECHNOLOGY and provide the LICENSEE with sufficient detail to evaluate the RELATED TECHNOLOGY.

                       (b) The LICENSEE shall have ninety (90) days after such notification to evaluate the RELATED TECHNOLOGY and notify MDA in writing that the LICENSEE desires to license the RELATED TECHNOLOGY.

                       (c) Upon notification by the LICENSEE of its desire to acquire rights in the RELATED TECHNOLOGY, the LICENSEE and MDA shall negotiate in good faith for a period not to exceed ninety (90) days, unless extended by mutual written agreement of MDA and the LICENSEE, in an effort to arrive at terms and conditions satisfactory to

MDA and LICENSEE for the license by the LICENSEE of the RELATED TECHNOLOGY.

                  (d) If MDA and the LICENSEE do not reach such agreement within said ninety (90) day period, MDA shall be free to deal with such RELATED TECHNOLOGY as it in its discretion may decide, and shall have no further obligations to the LICENSEE with respect to such RELATED TECHNOLOGY; provided that any subsequent license to a third party by MDA of such RELATED TECHNOLOGY shall be on terms no less favorable to MDA than were last offered by MDA to the LICENSEE in writing.

7.       INFRINGEMENT BY THIRD PARTIES

         7.1 LICENSEE shall have the obligation of enforcing at its expense any patent exclusively licensed hereunder against infringement by third parties and shall be entitled to retain recovery from such enforcement. LICENSEE shall pay MDA a royalty equal to the amount set out in Section 5.1(a) on any monetary recovery to the extent that such monetary recovery by LICENSEE is in excess of the cost thereof and to the extent held to be damages or a reasonable royalty in lieu thereof. In the event that LICENSEE does not file suit against a substantial infringer of such patents within six (6) months of knowledge thereof, then BOARD shall have the right to enforce any patent licensed hereunder on behalf of itself and LICENSEE (MDA retaining all recoveries from such enforcement).

         7.2 In any suit or dispute involving an infringer, the parties shall cooperate fully, and upon the request and at the expense of the party bringing suit, the other party shall make available to the party bringing suit at reasonable times and under appropriate conditions all relevant personnel, records, papers, information, samples, specimens, and the like which are in its possession.

         7.3 In the event of any infringement or likely infringement by any of the LICENSED SUBJECT MATTER or LICENSEE SPONSORED TECHNOLOGY of any third party's intellectual property (collectively, INFRINGING RIGHTS), BOARD, SYSTEM and MDA shall, together with LICENSEE, cooperate in good faith and on a mutual and reasonable basis, with each party responsible for its respective expenses:

                  (a) To negotiate and settle any dispute with any such third party concerning the INFRINGING RIGHTS, and otherwise resolve any such infringement and secure LICENSEE's continued rights to the INFRINGING RIGHTS; and

                  (b) To make a reasonable and equitable adjustment, if any, to the royalties paid or otherwise due under this AGREEMENT in respect of licenses or other rights obtained by LICENSEE from third parties under such INFRINGING RIGHTS in order for LICENSEE to continue to exercise rights granted under this AGREEMENT.

8.       PATENT MARKING

         8.1 LICENSEE agrees that all packaging containing individual LICENSED PRODUCT(S), and documentation therefor, sold by LICENSEE, SUBSIDIARIES, and sublicensees of LICENSEE will be marked permanently and legibly with the number of the applicable patent(s) licensed hereunder in accordance with each country's patent laws, including Title 35, United States Code.

9.       INDEMNIFICATION

         9.1 LICENSEE shall hold harmless and indemnify BOARD, SYSTEM, MDA, its Regents, officers, employees, students, and agents from and against those damages finally awarded a third party in respect of any claims, demand, or causes of action whatsoever, including without limitation those arising on account of any injury or death of persons or damage to property caused by, or arising out of, or resulting from, the exercise or practice of the license granted hereunder by LICENSEE or its officers, employees, agents or representatives, except to the extent such claim, demand or cause of action arose from the negligence, recklessness or willful misconduct of BOARD, SYSTEM, MDA, its Regents, officers, employees and agents, for which BOARD, SYSTEM, MDA, to the extent authorized under the constitution and laws of the State of Texas, shall similarly hold harmless and indemnify LICENSEE, its officers, employees, agents or representatives.

         9.2 In no event shall any party to this AGREEMENT be liable for indirect, consequential or similar damages, even if advised of the possibility of such liability.

10.      USE OF BOARD AND COMPONENT'S NAME

         10.1 LICENSEE shall not use the name of MDA, SYSTEM or BOARD without express written consent. Notwithstanding the above, LICENSEE may use the name of MDA, BOARD or SYSTEM when indicating, as a factual matter, that MDA is a licensor of LICENSEE under this AGREEMENT and only in connection with either or both of the following:

                  (a) Communications associated with LICENSEE's financing activities; and

                  (b) Communications (other than promotions and advertisements) directed to describing or responding to inquiries concerning the business, technology, products, services and associated activities of LICENSEE.

         LICENSEE may otherwise use the name of MDA, BOARD or SYSTEM when and as required by applicable law, rules and regulations or upon MDA's consent, which shall not be unreasonably withheld or delayed.

11.      CONFIDENTIAL INFORMATION

         11.1 BOARD and LICENSEE each agree that all information contained in documents marked "confidential" which are forwarded to one by the other shall be received in strict confidence, used only for the purposes of this AGREEMENT, and not disclosed by the recipient party (except as required by law or court order), its agents or employees without the prior written consent of the other party, unless such information (a) was in the public domain at the time of disclosure,
(b) later became part of the public domain through no act or omission of the recipient party, its employees, agents, successors or assigns, (c) was lawfully disclosed to the recipient party by a third party having the right to disclose it, (d) was already known by the recipient party at the time of disclosure, (e) was independently developed or (f) is required to be submitted to a government agency pursuant to any preexisting obligation.

         11.2 Each party's obligation of confidence hereunder shall be fulfilled by using at least the same degree of care with the other party's confidential information as it uses to protect its own confidential information. This obligation shall exist while this AGREEMENT is in force and for a period of three (3) years thereafter.

12.      ASSIGNMENT

         12.1 Except in connection with sale of LICENSEE's business, this AGREEMENT may not be assigned by LICENSEE without the prior written consent of BOARD, which shall not be unreasonably withheld.

13.      TERMS AND TERMINATION

         13.1 The term of this AGREEMENT shall extend from the EFFECTIVE DATE set forth hereinabove to the full end of the term or terms for which PATENT RIGHTS have not expired and if only TECHNOLOGY RIGHTS are licensed and no PATENT RIGHTS are applicable, for a term of fifteen (15) years.

         13.2 BOARD shall have the right at any time after (i) five (5) years from the date of this AGREEMENT or (ii) termination of both of the SPONSORED RESEARCH AGREEMENTS, whichever is later, to terminate the license in any national political jurisdiction if LICENSEE, within ninety days after written notice from BOARD of such intended termination, fails to provide written evidence that it has commercialized or is actively attempting to commercialize an invention licensed hereunder within such jurisdiction. Evidence provided by LICENSEE that it has an ongoing and active research, development, manufacturing, marketing or licensing program as appropriate, directed toward production and sale of products based on the invention disclosed and claimed in PATENTS or incorporating TECHNOLOGY within such jurisdiction shall be deemed satisfactory evidence.

         13.3     This AGREEMENT will earlier terminate in its entirety:

                  (a) automatically if LICENSEE shall become bankrupt or insolvent and/or if the business of LICENSEE shall be placed in hand of a receiver, assignee, or trustee, whether by voluntary act of LICENSEE or otherwise;

                  (b) (i) upon thirty (30) days' written notice from BOARD if LICENSEE shall breach or default on the payment obligations of Article V, or use of name obligations of Article X; or (ii) upon ninety (90) days' written notice if LICENSEE shall breach or default on any other obligation under this AGREEMENT; provided, however, LICENSEE may avoid such termination if before the end of such period LICENSEE notifies BOARD that such breach has been cured and states the manner of such cure;

         13.4 Upon termination of this AGREEMENT for any cause, nothing herein shall be construed to release either party of any obligation matured prior to the effective date of such termination. LICENSEE may, after the effective date of such termination, sell all LICENSED PRODUCT that it may have on hand at the date of termination, provided that it pays earned royalty thereon as provided in this AGREEMENT.

         13.5 Upon and effective as of the date of termination of this AGREEMENT pursuant to Paragraphs 13.2 and 13.3 above, LICENSEE agrees to grant to BOARD a royalty bearing license with the right to sublicense others with respect to improvements made solely by LICENSEE in the LICENSED SUBJECT MATTER on terms to be negotiated.

14.      GENERAL

         14.1 This AGREEMENT and the SPONSORED RESEARCH AGREEMENTS constitute the entire and only AGREEMENT between the parties for LICENSED SUBJECT MATTER and all other prior negotiations, representations, agreements and understandings are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties.

         14.2 Any notice required by this AGREEMENT shall be given by prepaid, first class, certified mail, return receipt requested, addressed in the case of BOARD to:

                                        BOARD OF REGENTS

                                        The University of Texas System
                                        201 West Seventh Street
                                        Austin, Texas 78701
                                        ATTENTION:  Office of General
                                        Counsel
   with copy to:                        The University of Texas
                                        M.D. Anderson Cancer Center
                                        Office of Technology Development
                                        1020 Holcombe Boulevard, Suite 1405
                                        Houston, Texas 77030
                                        ATTENTION:  William J. Doty

   or in the case of LICENSEE to:       RGene Therapeutics, Inc.
                                        2170 Buckthorne Place, Suite 170
                                        The Woodlands, Texas 77350
                                        ATTENTION:  Martin P. Sutter

or such other address as may be given from time to time under the terms of this notice provision.

         14.3 LICENSEE shall comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this AGREEMENT.

         14.4 This AGREEMENT shall be construed and enforced in accordance with the laws of the United States of America and of the State of Texas.

         14.5 Failure of a party to enforce a right under this AGREEMENT shall not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved.

         14.6 Headings included herein are for convenience only and shall not be used to construe this AGREEMENT.

         14.7 If any provision of this AGREEMENT shall be found by a court to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of this AGREEMENT.

         14.8 This AGREEMENT may be executed in two counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, parties hereto have caused their duly authorized representatives to execute this AGREEMENT.

THE UNIVERSITY OF TEXAS                     BOARD OF REGENTS OF THE
M.D. ANDERSON CANCER CENTER                 UNIVERSITY OF TEXAS SYSTEM

By    /s/ DAVID J. BACHRACH              By    /s/ THOMAS G. RICKS
      -----------------------------            -------------------
      David J. Bachrach                        Thomas G. Ricks
      Executive Vice President                 Vice Chancellor for
      for Administration and Finance           Asset Management



APPROVED AS TO CONTENT:                     APPROVED AS TO FORM:

By    /s/ WILLIAM J. DOTY                By    /s/ DUDLEY R. DOBIE, JR.
      --------------------------               ----------------------------
      William J. Doty                          Dudley R. Dobie, Jr.
      Director, Technology Development         Manager, Intellectual Property

RGENE THERAPEUTICS, INC.

By    /s/ MARTIN P. SUTTER
     ------------------------------
      Martin P. Sutter
      Chairman of the Board

                                  ATTACHMENT A

         Patent and technology rights for U.S. Patent Application entitled:

         - Methods and Compositions for the Suppression of Neu Mediated Transformation

                  Inventors:   Mien-Chie Hung, Ph.D. and Di-hua Yu, M.D., Ph.D.;
                               and

                  - U.S. Serial No. 621,465, filed December 4, 1990, (MDA Ref: UTSC:203); and

                  - Continuation-in-part Serial No. 070,410, filed June 4, 1993, (MDA Ref: UTSC:256); and

                  - Continuation-in-part, Serial No. 162,406, filed December 3, 1993, (MDA Ref: UTSC:364)

                                                                      EXHIBIT 1A

SR94-02

                          SPONSORED RESEARCH AGREEMENT

         Agreement, made this 1st day of March, 1994, by and between The University of Texas M.D. Anderson Cancer Center (hereinafter referred to as "Cancer Center"), a component institution of The University of Texas System (hereinafter referred to as "System"), located in Houston, Texas, and RGene Therapeutics, Inc. (hereinafter referred to as "Sponsor"), located in The Woodlands, Texas.

                                   WITNESSETH:

         WHEREAS, Sponsor is the manufacturer or licensee of the lipid based gene and oligonucleotide delivery technologies which have potential utilization in patient care and treatment; and

         WHEREAS, Cancer Center has research facilities and situations which would allow investigation and study of "Targeting and Delivery of Oligonucleotides to Leukemic Cells" as described in Exhibit I (hereinafter referred to as "Research"), a copy of which is attached hereto and incorporated herein by reference; and

         WHEREAS, both Sponsor and Cancer Center consider it necessary and desirable to perform the Research;

         NOW, THEREFORE, the parties agree as follows:

1.       EVALUATION

         Sponsor agrees to engage the services of Cancer Center as an independent contractor to perform the Research. The Research will be under the supervision of Gabriel Lopez-Berestein, M.D. (Principal Investigator) at Cancer Center, with the assistance of appropriate associates and colleagues at Cancer Center as may be required.

2.       RESEARCH

         Cancer Center agrees as an independent contractor to conduct the Research. Such Research was originally approved by Cancer Center in accordance with Cancer Center policy and may be subsequently amended only in accordance with Cancer Center policy and the written agreement of Cancer Center and Sponsor as provided for in Article 16 hereinbelow. Cancer Center shall provide written report to Sponsor as requested, summarizing results of the Research, and all such reports, test data, information, etc. shall be the property of Sponsor.

3.       INVENTION AND PATENTS

         (a) For all purposes herein, "Invention" shall mean any discovery, concept or idea whether or not patentable or copyrightable, which (i) arises out of work performed pursuant to the obligations of this Agreement; (ii) is conceived and reduced to practice during the term of the Agreement as defined in
Article 14 hereinbelow and within the six (6) month period thereafter; and (iii) includes but is not limited to processes, methods, software, formulae, techniques, compositions of matter, devices, and improvements thereof and know-how relating thereto. Inventions made solely by the Principal Investigator and/or other Cancer Center personnel as identified in Article 1 hereinabove or agents of Cancer Center shall be the sole property of Cancer Center. Inventions made jointly by employees or agents of Cancer Center and Sponsor shall be jointly owned by Cancer Center and Sponsor. Inventions made solely by employees or agents of Sponsor shall be the sole property of Sponsor

         (b) In the event that an Invention is made, either solely by employees or agents of Cancer Center or jointly by employees or agents of Cancer Center and Sponsor, Cancer Center and Sponsor agree to give notice of such Invention to each other within thirty (30) days of the identification of such Invention. Within thirty (30) days of notice of Invention, Cancer Center and Sponsor will thereupon exert their best reasonable efforts in cooperation with each other to investigate, evaluate and determine to the mutual satisfaction of both parties, the disposition of rights to the Invention, including whether, by whom, and where any patent applications are to be filed, subject to the terms of this
Article 3.

         (c) If, after consultation with Sponsor, it is agreed by the parties that a patent application should be filed, Cancer Center will prepare and file appropriate United States and foreign patent applications on Inventions made under this Agreement and owned by Cancer Center, in whole or in part, and Sponsor will pay the cost of preparing, filing and maintenance thereof. If Sponsor notifies Cancer Center that it does not intend to pay the costs of an application, or if Sponsor does not respond or make an effort to agree with Cancer Center on the disposition of rights to the Invention, then Cancer Center may file such application at its own expense, and Sponsor shall have no rights to such Invention. Cancer Center will provide Sponsor a copy of the application filed for which Sponsor has paid the cost of filing, as well as copies of any documents received or filed during prosecution thereof. Sponsor agrees to maintain any such application in confidence until it is published by Cancer Center or by the respective patent office.

         (d) Any Invention made hereunder which is in the field of the molecular biology of oncogenes and/or growth factors and/or nucleic acid, lipid based gene, and/or oligonucleotide delivery technology and which results from the research described in this Agreement ("Licensee Sponsored Technology") shall be automatically licensed to Sponsor pursuant to the terms of the Patent and Technology License Agreement dated

March 1, 1994 between Cancer Center, the Board of Regents of The University of Texas System and Sponsor (the "Patent and Technology License Agreement"), a copy of which is attached hereto and incorporated herein as Exhibit II, without any further action. This shall apply with like result to any Invention which constitutes an Improvement (as defined in the Patent and Technology License Agreement).

         (e) Any Invention made hereunder which is outside of the field identified in Article 3(d) shall be subject to an option to Sponsor to negotiate and acquire an exclusive, worldwide, royalty-bearing license to commercialize such Invention (as well as patent applications, patents and copyrights thereon), provided that Sponsor shall pay all costs and expenses associated with patent and copyright filing, prosecution, issuance, and maintenance relating thereto. Sponsor shall have ninety (90) days from the date of notice of Invention from Cancer Center pursuant to Article 3(b) hereinabove, to give written notice to Cancer Center exercising said option. In the event that Sponsor elects to exercise its option to negotiate and acquire such a license in the time and manner provided hereinabove, the parties agree to enter into good faith negotiations regarding the terms and conditions of said license and further agree to negotiate license fee rates and other payments which are fair and reasonable to both parties.

         (f) In the event that parties fail to reach an agreement regarding the terms and conditions of said license, within ninety (90) days after Sponsor's notification to Cancer Center of Sponsor's exercise of said option pursuant to
Article 3(e) hereinabove, Cancer Center shall have the right to enter into license agreements concerning the same Inventions with third parties on terms no less favorable to Cancer Center than were last offered in writing by Sponsor.

4.       CONFIDENTIALITY

         Because Cancer Center and Sponsor will be cooperating with each other in this Research, and because each may reveal to the other in the course of this Research certain confidential information, Cancer Center and Sponsor agree to hold any confidential information which (a) is obtained during the course of and as a result of this work and (b) is related thereto and (c) is marked as "CONFIDENTIAL" in confidence, and each party will not disclose same to any third party without the express written consent of the other party to this Agreement. This requirement shall remain in force during the term of this Agreement and for a period of three (3) years following completion of work under this Agreement. Nothing in this paragraph shall in any way restrict the rights of either Cancer Center or Sponsor to use, disclose or otherwise deal with any information which:

                  (a) Can be demonstrated to have been in public domain as of the effective date of this Agreement or comes into the public domain through the term of this Agreement through no act of the recipient; or

         (b) Can be demonstrated to have been known to the recipient prior to the execution of this Agreement; or

         (c) Can be demonstrated to have been rightfully received by the recipient after disclosure under this Agreement from a third party who did not require the recipient to hold it in confidence or limit its use and who did not acquire it, directly or indirectly, under obligation of confidentiality to the disclosing party; or

         (d) Shall be required for disclosure to federal regulatory agencies pursuant to approval for use; or

         (e) Is independently invented by researchers of the recipient, which in the case of Cancer Center includes System, who have not had access to the information provided to the recipient hereunder.

Except as permitted under the Patent and Technology License Agreement, nothing herein is intended to give Sponsor the right to use for any purpose preexisting confidential information of Cancer Center. Notwithstanding the confidentiality obligations of this Agreement, nothing herein shall prevent Cancer Center and any other component of System from using any information generated hereunder for ordinary research and educational purposes of a university.

5.   PUBLICATION RIGHTS

     Notwithstanding the provisions of Article 4 of this Agreement, Cancer Center may publish scientific papers relating to the collaborative research performed under this Agreement. In the event that Cancer Center wishes to publish, Cancer Center shall notify Sponsor of its desire to publish at least thirty (30) days in advance of publication and shall furnish to Sponsor a written description of the subject matter of the publication in order to permit Sponsor to review and comment thereon. Sponsor shall notify Cancer Center IN writing within thirty (30) days of receipt of such draft whether such draft contains information deemed to be confidential under the provisions of Article 4, or information that if published within thirty (30) days would have an adverse effect on a patent application in which Sponsor owns full or part interest, or intends to obtain an interest from Cancer Center pursuant to this Agreement. In the latter case Sponsor has the right to request a delay and Cancer Center agrees to delay said publication for a period not exceeding ninety
(90) days. In any such notification, Sponsor shall indicate with specificity to what manner and degree Cancer Center may disclose said information. Cancer Center shall have the final authority to determine the scope and content of any publication, provided that such authority shall be exercised with reasonable regard for the commercial interests of Sponsor.

6.   PUBLICITY

     Cancer Center acknowledges Sponsor's intention to distribute periodically informational releases and announcements to the news media regarding the progress of research hereunder. Sponsor shall not release such materials containing the name of Cancer Center or any of its employees without prior written approval by an authorized representative of Cancer Center, and said approval shall not be unreasonably withheld. Should Cancer Center reject the news release, Cancer Center and Sponsor agree to discuss the reasons for Cancer Center's rejection, and every effort shall be made to develop an appropriate informational news release within the bounds of accepted academic practices. Sponsor reserves the same right in the event that Cancer Center desires to distribute a news release concerning the research program. Nothing herein shall be construed as prohibiting Cancer Center or Sponsor from reporting on this study to a governmental agency or as prohibiting Sponsor from using the name of Cancer Center or its employees, but only when indicating, as a factual matter, that Sponsor is sponsoring research at Cancer Center under this Agreement and only in connection with either or both of the following: (a) communications associated with Sponsor's financing activities; and (b) communications (other than promotions and advertisements) directed to describing or responding to inquiries concerning the business, technology products, services and associated activities of Sponsor. Sponsor may otherwise use the name of Cancer Center when and as required by applicable law, rules and regulations, or upon Cancer Center's consent, which shall not be unreasonably withheld or delayed.

7.   RESPONSIBILITY

     The parties each agree to assume individual responsibility for the actions and omissions of their respective employees, agents and assigns in conjunction with this evaluation.

8.   INDEPENDENT CONTRACTOR

     Sponsor will not have the right to direct or control the activities of Cancer Center in performing the services provided herein, and Cancer Center shall perform services hereunder only as an independent contractor, and nothing herein contained shall be construed to be inconsistent with this relationship or status. Under no circumstances shall Cancer Center be considered to be an employee or agent of Sponsor. This Agreement shall not constitute, create or in any way be interpreted as a joint venture, partnership or formal business organization of any kind.

9.   TITLE TO EQUIPMENT

     Cancer Center shall retain title to all equipment purchased and/or fabricated by it with funds provided by Sponsor under this Agreement.

10.  SURVIVORSHIP

     The provisions of Articles 3, 4, 5, 6, and 12 shall survive any expiration or termination of this Agreement.

11.  ASSIGNMENT

     This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that Sponsor may assign this Agreement to any purchaser or transferee of all or substantially all of Sponsor's business upon prior written notice to Cancer Center.

12.  INDEMNIFICATION

     Cancer Center shall, to the extent authorized under the Constitution and the laws of the State of Texas, indemnify and hold Sponsor and its officers, directors, employees, agents and stockholders harmless from any and all liability resulting from the negligent acts or omissions of Cancer Center, its agents or employees pertaining to the activities to be carried out pursuant to the obligations of this Agreement; provided, however, that Cancer Center shall not hold Sponsor harmless from claims arising out of the negligence of Sponsor, its officers, agents or any person or entity not subject to Cancer Center's supervision or control.

     Sponsor shall indemnify and hold harmless System, Cancer Center, their regents, officers, agents and employees from any liability or loss resulting from judgments or claims against them arising out of the activities to be carried out pursuant to the obligations of this Agreement or the use by Sponsor of the results of the Research, provided, however, that the following is excluded from Sponsor's obligation to indemnify and hold harmless:

         (a) the negligent failure of Cancer Center to comply with any applicable governmental requirements; or

         (b) the negligence or willful malfeasance by a regent, officer, agent or employee of Cancer Center or System.

13.  AWARD

     Sponsor agrees to pay Cancer Center a fee of [*] for expenses and other related costs incurred in conjunction with the Research. This fee, as shown by approximate category of expense in the attached Exhibit I which is attached hereto and is incorporated

- ---------------

     [*] Confidential Treatment Requested.

herein by reference, for information only, shall be payable in equal installments of [*] each by Sponsor to Cancer Center. The first such installment shall be due within thirty (30) days of the date of execution of this Agreement. The subsequent installments shall be due and payable on a quarterly basis.

14.  BASIC TERM

     This Agreement shall become effective as of the date first hereinabove written and unless earlier terminated as hereinafter provided, shall continue in force for a period of two (2) years after the same, except as otherwise provided herein.

15.  DEFAULT AND TERMINATION

     In the event that either party to this Agreement shall be in default of any of its material obligations hereunder and shall fail to remedy such default within thirty (30) days after receipt of written notice thereof, the party not in default shall have the option of terminating this Agreement by giving written notice thereof, notwithstanding anything to the contrary contained in this Agreement. Termination of this Agreement shall not affect the rights and obligations of the parties which accrued prior to the effective date of termination. Sponsor shall pay Cancer Center for all reasonable expenses incurred or committed to be expended as of the effective termination date, subject to the maximum amount as specified in Article 13.

16.  ENTIRE AGREEMENT

     The parties acknowledge that this Agreement and Exhibit I and Exhibit II (the Patent and Technology License Agreement) attached hereto represent the sole and entire Agreement between the parties hereto pertaining to the Research and that such supersedes all prior Agreements, understandings, negotiations and discussions between the parties regarding same, whether oral or written. There are no warranties, representations or other Agreements between the parties in connection with the subject matter hereof except as specifically set forth herein. No supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto.

17.  REFORM OF AGREEMENT

     If any provision of this Agreement is, becomes or is deemed invalid, illegal or unenforceable in any United States jurisdiction, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable; or if it cannot be so

- ---------------

     [*] Confidential Treatment Requested.

amended without materially altering the intention of the parties, it shall be stricken, and the remainder of this Agreement shall remain in full force and effect.

18.  NOTICES

     Any notices, statements or reports required by this Agreement shall be considered given if sent by United States Certified Mail, postage prepaid and addressed as follows:

     If to Cancer Center:

                   Michael J. Best
                   Chief Financial Officer
                   The University of Texas M.D. Anderson Cancer Center 1515 Holcombe Blvd.
                   Houston, Texas 77030

        If to Sponsor:

                   Martin P. Sutter
                   President
                   RGene Therapeutics, Inc.
                   2170 Buckthorne Place, Suite 170
                   The Woodlands, Texas 77380

19.  CAPTIONS

     The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

20.  GOVERNING LAW

     This Agreement shall be governed and interpreted in accordance with the substantive laws of the State of Texas and with applicable laws of the United States of America.

        IN WITNESS WHEREOF, Cancer Center and Sponsor entered into this Agreement effective as of the date first hereinabove written and have executed two (2) originals each of which are of equal dignity.

RGENE THERAPEUTICS, INC.                           THE UNIVERSITY OF TEXAS
                                                   M.D. ANDERSON CANCER CENTER


BY: /s/ MARTIN P. SUTTER                           BY: /s/ MICHAEL J. BEST
    -------------------------                          -------------------------

TITLE:  Chairman                                     Michael J. Best
                                                     Chief Financial Officer

I have read this agreement and understand        CONTENT APPROVED:
my obligations hereunder:

BY: /s/ GABRIEL LOPEZ-BERESTEIN, M.D.            BY: /s/ DONNA S. GILBERG
    ---------------------------------                ---------------------------
    Gabriel Lopez-Berestein, M.D.                    Donna S. Gilberg, CPA
    Principal Investigator                           Manager, Sponsored Programs

                                                 FORM APPROVED:

BY: /s/ MARTIN N. RABER, M.D.                    BY: /s/ MATTHEW E. BURR
    -------------------------                        ---------------------------
    Martin N. Raber, M.D.                            Matthew E. Burr, J.D.
    Acting Head, Div. of Medicine                    Legal Services Officer

        Make Payment To:
        The University of Texas
        M.D. Anderson Cancer Center
        Attn:  Manager, Sponsored Programs
        P.O. Box 297402
        Houston, TX  77297
        Tax I.D. 74 6001118 A1

                                                                      EXHIBIT 1B

SR94-03

                          SPONSORED RESEARCH AGREEMENT

     Agreement, made this 1st day of March, 1994, by and between The University of Texas M.D. Anderson Cancer Center (hereinafter referred to as "Cancer Center"), a component institution of The University of Texas System (hereinafter referred to as "System"), located in Houston, Texas, and RGene Therapeutics, Inc. (hereinafter referred to as "Sponsor"), located in The Woodlands, Texas.

                                   WITNESSETH:

     WHEREAS, Sponsor is the manufacturer or licensee of the HER-2/neu gene which has potential utilization in patient care and treatment; and

     WHEREAS, Cancer Center has research facilities and situations which would allow investigation and study of "HER-2/neu Targeting Cancer Therapy" as described in Exhibit I (hereinafter referred to as "Research"), a copy of which is attached hereto and incorporated herein by reference; and

     WHEREAS, both Sponsor and Cancer Center consider it necessary and desirable to perform the Research;

     NOW, THEREFORE, the parties agree as follows:

1.   EVALUATION

     Sponsor agrees to engage the services of Cancer Center as an independent contractor to perform the Research. The Research will be under the supervision of Mien-Chie Hung, Ph.D. (Principal Investigator) at Cancer Center, with the assistance of appropriate associates and colleagues at Cancer Center as may be required.

2.   RESEARCH

     Cancer Center agrees as an independent contractor to conduct the Research. Such Research was originally approved by Cancer Center in accordance with Cancer Center policy and may be subsequently amended only in accordance with Cancer Center policy and the written agreement of Cancer Center and sponsor as provided for in Article 16 herein below. Cancer Center shall provide written report to Sponsor as requested, summarizing results of the Research, and all such reports, test data, information, etc. shall be the property of Sponsor.

3.   INVENTION AND PATENTS

     (a) For all purposes herein, "Invention" shall mean any discovery, concept or idea whether or not patentable or copyrightable, which (i) arises out of work performed pursuant to the obligations of this Agreement; (ii) is conceived and reduced to practice during the term of the Agreement as defined in Article 14 hereinbelow and within the six (6) month period thereafter; and (iii) includes but is not limited to processes, methods, software, formulae, techniques, compositions of matter, devices, and improvements thereof and know-how relating thereto. Inventions made solely by the Principal Investigator and/or other Cancer Center personnel as identified in Article 1 hereinabove or agents of Cancer Center shall be the sole property of Cancer Center. Inventions made jointly by employees or agents of Cancer Center and Sponsor shall be jointly owned by Cancer Center and Sponsor. Inventions made solely by employees or agents of Sponsor shall be the sole property of Sponsor.

     (b) In the event that an Invention is made, either solely by employees or agents of Cancer Center or jointly by employees or agents of Cancer Center and Sponsor, Cancer Center and Sponsor agree to give notice of such Invention to each other within thirty (30) days of the identification of such Invention. Within thirty (30) days of notice of Invention, Cancer Center and Sponsor will thereupon exert their best reasonable efforts in cooperation with each other to investigate, evaluate and determine to the mutual satisfaction of both parties, the disposition of rights to the invention, including whether, by whom, and where any patent applications are to be filed, subject to the terms of this
Article 3.

     (c) If, after consultation with Sponsor, it is agreed by the parties that a patent application should be filed, Cancer Center will prepare and file appropriate United States and foreign patent applications on Inventions made under this Agreement and owned by Cancer Center, in whole or in part, and Sponsor will pay the cost of preparing, filing and maintenance thereof. If Sponsor notifies Cancer Center that it does not intend to pay the costs of an application, or if Sponsor does not respond or make an effort to agree with Cancer Center on the disposition of rights to the invention, then Cancer Center may file such application at its own expense, and Sponsor shall have no rights to such Invention. Cancer Center will provide Sponsor a copy of the application filed for which Sponsor has paid the cost of filing, as well as copies of any documents received or filed during prosecution thereof. Sponsor agrees to maintain any such application in confidence until it is published by Cancer Center or by the respective patent office.

     (d) Any Invention made hereunder which is in the field of the molecular biology of oncogenes and/or growth factors and/or nucleic acid, lipid based gene, and/or oligonucleotide delivery technology and which results from the research described in this Agreement ("Licensee Sponsored Technology") shall be automatically licensed to Sponsor pursuant to the terms of the Patent and Technology License Agreement dated

March 1, 1994 between Cancer Center, the Board of Regents of The University of Texas System and Sponsor (the "Patent and Technology License Agreement"), a copy of which is attached hereto and incorporated herein as Exhibit II, without any further action. This shall apply with like result to any Invention which constitutes an Improvement (as defined in the Patent and Technology License Agreement).

     (e) Any Invention made hereunder which is outside of the field identified in Article 3(d) shall be subject to an option to Sponsor to negotiate and acquire an exclusive, worldwide, royalty-bearing license to commercialize such Invention (as well as patent applications, patents and copyrights thereon), provided that Sponsor shall pay all costs and expenses associated with patent and copyright filing, prosecution, issuance, and maintenance relating thereto. Sponsor shall have ninety (90) days from the date of notice of Invention from Cancer Center pursuant to Article 3(b) hereinabove, to give written notice to Cancer Center exercising said option. In the event that Sponsor elects to exercise its option to negotiate and acquire such a license in the time and manner provided hereinabove, the parties agree to enter into good faith negotiations regarding the terms and conditions of said license and further agree to negotiate license fee rates and other payments which are fair and reasonable to both parties.

     (f) In the event that parties fail to reach an agreement regarding the terms and conditions of said license, within ninety (90) days after Sponsor's notification to Cancer Center of Sponsor's exercise of said option pursuant to
Article 3(e) hereinabove, Cancer Center shall have the right to enter into license agreements concerning the same Inventions with third parties on terms no less favorable to Cancer Center than were last offered in writing by Sponsor.

4.   CONFIDENTIALITY

     Because Cancer Center and Sponsor will be cooperating with each other in this Research, and because each may reveal to the other in the course of this Research certain confidential information, Cancer Center and Sponsor agree to hold any confidential information which (a) is obtained during the course of and as a result of this work and (b) is related thereto and (c) is marked as "CONFIDENTIAL" in confidence, and each party will not disclose same to any third party without the express written consent of the other party to this Agreement. This requirement shall remain in force during the term of this Agreement and for a period of three (3) years following completion of work under this Agreement. Nothing in this paragraph shall in any way restrict the rights of either Cancer Center or Sponsor to use, disclose or otherwise deal with any information which:

         (a) Can be demonstrated to have been in public domain as of the effective date of this Agreement or comes into the public domain through the term of this Agreement through no act of the recipient; or

         (b) Can be demonstrated to have been known to the recipient prior to the execution of this Agreement; or

         (c) Can be demonstrated to have been rightfully received by the recipient after disclosure under this Agreement from a third party who did not require the recipient to hold it in confidence or limit its use and who did not acquire it, directly or indirectly, under obligation of confidentiality to the disclosing party; or

         (d) Shall be required for disclosure to federal regulatory agencies pursuant to approval for use; or

         (e) Is independently invented by researchers of the recipient, which in the case of Cancer Center includes System, who have not had access to the information provided to the recipient hereunder; or

         (f) Is disclosed pursuant to any research grant relating to technology included within the field from a noncommercial granting entity such as grants from the Department of Health and Human services and other governmental and private nonprofit agencies.

Except as permitted under the Patent and Technology License Agreement, nothing herein is intended to give Sponsor the right to use for-any purpose pre-existing confidential information of Cancer Center. Notwithstanding the confidentiality obligations of this Agreement, nothing herein shall prevent Cancer Center and any other component of System from using any information generated hereunder for ordinary research and educational purposes of a university.

5.   PUBLICATION RIGHTS

     Notwithstanding the provisions of Article 4 of this Agreement, Cancer Center may publish scientific papers relating to the collaborative research performed under this Agreement. In the event that Cancer Center wishes to publish, Cancer Center shall notify Sponsor of its desire to publish at least thirty (30) days in advance of publication and shall furnish to Sponsor a written description of the subject matter of the publication in order to permit Sponsor to review and comment thereon. Sponsor shall notify Cancer Center in writing within thirty (30) days of receipt of such draft whether such draft contains information deemed to be confidential under the provisions of Article 4, or information that if published within thirty (30) days would have an adverse effect on a patent application in which Sponsor owns full or part interest, or intends to obtain an interest from Cancer Center pursuant to this Agreement. In the latter case Sponsor has the right to request a delay and Cancer Center agrees to delay said publication for a period not exceeding ninety
(90) days. In any such notification, Sponsor shall indicate with specificity to what manner and degree Cancer Center may disclose said information. Cancer Center shall have the final authority to determine the scope and content of any publication, provided that such authority shall be exercised with reasonable regard for the commercial interests of Sponsor.

6.   PUBLICITY

     Cancer Center acknowledges Sponsor's intention to distribute periodically informational releases and announcements to the news media regarding the progress of research hereunder. Sponsor shall not release such materials containing the name of Cancer Center or any of its employees without prior written approval by an authorized representative of Cancer Center, and said approval shall not be unreasonably withheld. Should Cancer Center reject the news release, Cancer Center and Sponsor agree to discuss the reasons for Cancer Center's rejection, and every effort shall be made to develop an appropriate informational news release within the bounds of accepted academic practices. Sponsor reserves the same right in the event that Cancer Center desires to distribute a news release concerning the research program. Nothing herein shall be construed as prohibiting Cancer Center or Sponsor from reporting on this study to a governmental agency or as prohibiting Sponsor from using the name of Cancer Center or its employees, but only when indicating, as a factual matter, that Sponsor is sponsoring research at Cancer Center under this Agreement and only in connection with either or both of the following: (a) communications associated with Sponsor's financing activities; and (b) communications (other than promotions and advertisements) directed to describing or responding to inquiries concerning the business, technology products, services and associated activities of Sponsor. Sponsor may otherwise use the name of Cancer Center when and as required by applicable law, rules and regulations, or upon Cancer Center's consent, which shall not be unreasonably withheld or delayed.

7.   RESPONSIBILITY

     The parties each agree to assume individual responsibility for the actions and omissions of their respective employees, agents and assigns in conjunction with this evaluation.

8.   INDEPENDENT CONTRACTOR

     Sponsor will not have the right to direct or control the activities of Cancer Center in performing the services provided herein, and Cancer Center shall perform services hereunder only as an independent contractor, and nothing herein contained shall be construed to be inconsistent with this relationship or status. Under no circumstances shall Cancer Center be considered to be an employee or agent of Sponsor. This Agreement shall not constitute, create or in any way be interpreted as a joint venture, partnership or formal business organization of any kind.

9.   TITLE TO EQUIPMENT

     Cancer Center shall retain title to all equipment purchased and/or fabricated by it with funds provided by Sponsor under this Agreement.

10.  SURVIVORSHIP

     The provisions of Articles 3, 4, 5, 6, and 12 shall survive any expiration or termination of this Agreement.

11.  ASSIGNMENT

     This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that Sponsor may assign this Agreement to any purchaser or transferee of all or substantially all of Sponsor's business upon prior written notice to Cancer Center.

12.  INDEMNIFICATION

     Cancer Center shall, to the extent authorized under the Constitution and the laws of the State of Texas, indemnify and hold Sponsor and its officers, directors, employees, agents and stockholders harmless from any and all liability resulting from the negligent acts or omissions of Cancer Center, its agents or employees pertaining to the activities to be carried out pursuant to the obligations of this Agreement; provided, however, that Cancer Center shall not hold Sponsor harmless from claims arising out of the negligence of Sponsor, its officers, agents or any person or entity not subject to Cancer Center's supervision or control.

     Sponsor shall indemnify and hold harmless System, Cancer Center, their regents, officers, agents and employees from any liability or loss resulting from judgments or claims against them arising out of the activities to be carried out pursuant to the obligations of this Agreement or the use by Sponsor of the results of the Research, provided, however, that the following is excluded from Sponsor's obligation to indemnify and hold harmless:

         (a) the negligent failure of Cancer Center to comply with any applicable governmental requirements; or

         (b) the negligence or willful malfeasance by a regent, officer, agent or employee of Cancer Center or System.

13.  AWARD

     Sponsor agrees to pay Cancer Center a fee of [*] for expenses and other related costs incurred in conjunction with the Research. This fee, as shown by approximate category of expense in Exhibit I which is attached hereto and is incorporated herein by reference, for information only, shall be payable in equal installments of [*] each by Sponsor to Cancer Center. The first such installment shall be due within thirty (30) days of the date of execution of this Agreement. The subsequent installments shall be due and payable on a quarterly basis.

14.  BASIC TERM

     This Agreement shall become effective as of the date first hereinabove written and unless earlier terminated as hereinafter provided, shall continue in force for a period of two (2) years after the same, except as otherwise provided herein.

15.  DEFAULT AND TERMINATION

     In the event that either party to this Agreement shall be in default of any of its material obligations hereunder and shall fail to remedy such default within thirty (30) days after receipt of written notice thereof, the party not in default shall have the option of terminating this Agreement by giving written notice thereof, notwithstanding anything to the contrary contained in this Agreement. Termination of this Agreement shall not affect the rights and obligations of the parties which accrued prior to the effective date of termination. Sponsor shall pay Cancer Center for all reasonable expenses incurred or committed to be expended as of the effective termination date, subject to the maximum amount as specified in Article 13.

16.  ENTIRE AGREEMENT

     The parties acknowledge that this Agreement, Exhibit I and Exhibit II (the patent and Technology License Agreement) attached hereto represent the sole and entire Agreement between the parties hereto pertaining to the Research and that such supersedes all prior Agreements, understandings, negotiations and discussions between the parties regarding same, whether oral or written. There are no warranties, representations or other Agreements between the parties in connection with the subject matter hereof except as specifically set forth herein. No supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto.

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     [*] Confidential Treatment Requested.

17.  REFORM OF AGREEMENT

     If any provision of this Agreement is, becomes or is deemed invalid, illegal or unenforceable in any United States jurisdiction, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable; or if it cannot be so amended without materially altering the intention of the parties, it shall be stricken, and the remainder of this Agreement shall remain in full force and effect.

18.  NOTICES

     Any notices, statements or reports required by this Agreement shall be considered given if sent by United States Certified Mail, postage prepaid and addressed as follows:

     If to Cancer Center:

                   Michael J. Best
                   Chief Financial Officer
                   The University of Texas M.D. Anderson Cancer Center 1515 Holcombe Blvd.
                   Houston, Texas 77030

     If to Sponsor:

                   Martin P. Sutter
                   President
                   RGene Therapeutics, Inc.
                   2170 Buckthorne Place, Suite 170
                   The Woodlands, Texas 77380

19.  CAPTIONS

     The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

20.  GOVERNING LAW

     This Agreement shall be governed and interpreted in accordance with the substantive laws of the State of Texas and with applicable laws of the United States of America.

     IN WITNESS WHEREOF, Cancer Center and Sponsor entered into this Agreement effective as of the date first hereinabove written and have executed two (2) originals each of which are of equal dignity.

RGENE THERAPEUTICS, INC.                       THE UNIVERSITY OF TEXAS
                                               M.D. ANDERSON CANCER CENTER


BY:   /s/ MARTIN P. SUTTER                     BY:   /s/ MICHAEL J. BEST
      ---------------------------                    ---------------------------
TITLE:  Chairman                                     Michael J. Best
                                                     Chief Financial Officer

I have read this agreement and understand      CONTENT APPROVED:
my obligations hereunder:


BY:   /s/ MIEN-CHIE HUNG                       BY:   /s/  DONNA S. GILBERG
      ---------------------------                    ---------------------------
      Mien-Chie Hung, Ph.D.                          Donna S. Gilberg, CPA
      Principal Investigator                         Manager, Sponsored Programs

                                               FORM APPROVED:



BY:   /s/ GARTH L. NICOLSON                    BY:   /s/  MATTHEW E. BURR
      ---------------------------                    ---------------------------
      Garth L. Nicolson, Ph.D.                       Matthew E. Burr, J.D.
      Chairman, Dept. of Tumor Biology               Legal Services Officer

        Make Payment To:
        The University of Texas
        M.D. Anderson Cancer Center
        Attn:  Manager, Sponsored Programs
        P.O. Box 297402
        Houston, TX  77297
        Tax I.D. 74 6001118 A1

                                                                       EXHIBIT 2


                            RGENE THERAPEUTICS, INC.
                             GABRIEL LOPEZ-BERESTEIN

                            STOCK PURCHASE AGREEMENT

        This Stock Purchase Agreement (this "Agreement") dated February 14, 1994 is entered into by and between RGene Therapeutics, Inc., a Delaware corporation (the "Company"), and Gabriel Lopez-Berestein (the "Buyer").

                              W I T N E S S E T H:

        WHEREAS, the Company desires to sell certain shares of common stock, $.001 par value, of the Company (the "Common Stock") to the Buyer; and

        WHEREAS, the Buyer desires to purchase certain shares of Common Stock from the Company; and

        WHEREAS, the Buyer and the Company desire that the Buyer grant to the Company, and under certain circumstances to holders of the Company's Preferred Stock or other securities issued by the Company to investors (the "Investors"), options to repurchase certain shares of Common Stock purchased by the Buyer on the terms and conditions set forth;

        NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, the parties agree as follows:

1.      PURCHASE AND SALE OF SHARES

        1.1    PURCHASE AND SALE OF SHARES

        Subject to the terms and conditions of this Agreement and in consideration of the payment of the Purchase Price (as defined below) by the Buyer to the Company at the Closing (as defined below), the Company agrees to sell to the Buyer, and the Buyer agrees to purchase from the Company, [*] shares of Common Stock (the "Shares").

- ---------------

     [*] Confidential Treatment Requested.

        1.2    PURCHASE PRICE

        The Purchase Price payable to the Company shall be $[*]per Share, payable in cash at the Closing.

        1.3    CLOSING

        The closing for the sale of the Shares to the Buyer shall occur on or before February 15, 1994, or at such other date and time as the parties may agree (the "Closing"). Concurrent with the payment by Buyer of the Purchase Price, or within a reasonable time thereafter, the Company shall deliver to Buyer a certificate or certificates representing the number of Shares as set forth in Section 1.1 hereof, in the name of the Buyer.

2.      REPRESENTATIONS AND WARRANTIES

        To induce the Company to deliver the Shares to the Buyer, the Buyer represents and warrants to the Company:

               (a) The Buyer is acquiring the Shares for his own account as principal, for investment purposes only, and not with a view to, or for, resale or distribution, and no other person has a direct or indirect beneficial interest in the Shares;

               (b) The Buyer has not offered any of the Shares for resale and has no present intention of dividing his interest with others or of reselling or otherwise disposing of any of the Shares;

               (c) Any information the Buyer has furnished to the Company with respect to the Buyer's status as a sophisticated or accredited investor, his business experience or financial position is correct;

               (d) The financial capacity of the Buyer is such that the investment in the Shares is not material to his total financial capacity; the Buyer has the financial ability to bear the economic risk of his investment, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to his investment in the Shares;

- ---------------

     [*] Confidential Treatment Requested.

               (e) The Buyer considers himself to be a sophisticated investor and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Shares;

               (f) The Buyer has been furnished with all information concerning the Shares and the Company that he desires;

               (g) The Buyer has been given the opportunity to ask questions of, and receive answers from, the Company with respect to the Shares, concerning the terms and conditions of the offering and other matters pertaining to this investment, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information provided to him by the Company in order for him to evaluate the merits and risks of investment in the Shares to the extent that the Company possessed such information or could acquire it without unreasonable effort or expense; and

               (h) The Buyer is not relying on the Company with respect to any economic considerations of the Buyer related to this investment. In regard to the economic considerations related to this investment, the Buyer has relied on the advice of, or has consulted with, only his own advisors.

        The Buyer further represents, warrants and agrees that he will not sell or otherwise transfer the Shares without registration under the Securities Act of 1933, as amended (the "Act"), or an exemption therefrom, and fully understands and agrees that he must bear the economic risk of his purchase for an indefinite period of time because, among other reasons, the Shares have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states or an exemption from such registration is available. He also understands that the Company is under no obligation to register the Shares on his behalf or to assist him in complying with any exemption from registration under the Act. He further understands that any certificate evidencing the Shares will bear a legend restricting the transfer thereof consistent with the foregoing and that a notation may be made in the records of the Company restricting the transfer of any Shares in a manner consistent with the foregoing.

3.      BUYER AWARENESS

        The Buyer acknowledges that he is aware that:

               (a) No federal or state agency has passed upon the Shares or made any finding or determination as to the fairness of this investment;

               (b) There are substantial risks of loss of investment incident to an investment in the Shares and such an investment is highly speculative;

               (c) The Company is only recently organized, has not conducted any substantial business to date and does not have any substantial working capital or financial resources. The business in which the Company proposes to engage is highly competitive and success in the Company's business may depend on, among other things, the Company's ability to obtain financing, to complete product development, to attract qualified employees and to obtain patent protection and governmental approvals, market acceptance of products and numerous other factors over which the Company does not have control.

4.      RESTRICTIONS ON TRANSFER; RIGHT OF FIRST REFUSAL

        4.1    COMPANY'S PURCHASE OPTION

        Buyer shall not sell, transfer, pledge, hypothecate or otherwise dispose of any Shares which are purchased hereunder without first complying with the terms of this Section 4.

        4.2    RIGHT OF FIRST REFUSAL

        Before any of the Shares registered in the name of Buyer may be sold or transferred (including transfer by operation of law), except as permitted in
Section 5, such Shares shall first be offered to the Company and to the Investors, in accordance with the terms set out herein, provided, however, that until the Company has completed a public offering of its equity securities pursuant to an effective registration statement filed with the Securities and Exchange Commission, no transfer of Shares may be made under any circumstances.

               (i) Buyer shall deliver a notice ("Notice") to the Company and to the Investors stating (A) his bona fide intention to sell or transfer such Shares, (B) the number of such Shares to be sold or transferred, (C) the price for which he proposes to sell or transfer such Shares, and (D) the name of the proposed purchaser or transferee.

              (ii) Within thirty (30) days after receipt of the Notice, the Company and/or the Investors may elect to purchase some or all of the Shares to which the Notice refers, at the price per share specified in the Notice. The closing for such purchase by the Company and/or the Investors shall occur, unless otherwise agreed by the Company, the Investors electing to purchase Shares, and the Buyer, no later than 30 days after the election by the Company and/or the Investors to purchase same. In the event that the number of Shares which the Company and the Investors desire to purchase exceeds the number of Shares proposed for sale by Buyer in the Notice, then in such instance the Company shall have full preference to acquire such Shares to the exclusion of the Investors, and, to the extent that there are Shares still available for purchase by the Investors, the Investors desiring to purchase Shares shall be entitled to purchase the remaining amount thereof on a pro rata basis based upon the number of shares of Common Stock and Preferred Stock, or securities convertible into shares of Common Stock and Preferred Stock, then held by each of them so electing to purchase bears to the total number of shares of Common Stock and Preferred Stock, or securities convertible into shares of Common Stock and Preferred Stock, held by all Investors desiring to acquire Shares, on a fully diluted as if converted to Common Stock basis.

             (iii) If all of the Shares to which the Notice refers are not purchased by the Company and the Investors, as provided in Section 4.2(ii) hereof, Buyer may sell such Shares which the Company and the Investors elected not to purchase to any person or persons named in the Notice at the price specified in the Notice or at a higher price, provided that such sale or transfer is consummated within 120 days of the date of said Notice to the Company and the investors, and provided, further, that any such sale is in accordance with all the terms and conditions hereof.

              (iv) Upon the closing of a firm commitment public offering pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the "Act"), covering the offering and sale of shares of Common Stock for the account of the Company in which the aggregate gross proceeds received by the Company equal or exceed $7,500,000 and in which the public offering price per share equals or exceeds $5.00 per share, the thirty (30) day period specified in Section 4.2(ii) above shall be reduced to a ten (10) day period; and the requirement to identify the name of the proposed purchaser and the proposed price shall be inapplicable if the Buyer proposed to sell the Shares in an over-the-counter sale or on a national or regional exchange transaction. In such instance, any such sale to the Company and/or the Investors shall be at the average closing price of the Company's Common Stock on the date of notice of election to purchase such shares by the Company and/or the Investors. The average closing price is defined as the last closing price regular way on the exchange where the Common Stock is listed for trading or the average of the bid and ask prices if applicable.

        4.3    STANDOFF AGREEMENT

        Buyer agrees, in connection with each of the Company's public offerings of its equity securities, and upon request of the Company or the underwriters managing such offering, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any of the Shares (other than those included in the registration, if any) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time from the effective date of such registration as may be requested by the Company or such underwriters; provided, that the officers and directors of the Company who own stock of the Company also agree to such restrictions.

        4.4    OTHER RESTRICTIONS ON TRANSFER

        The Company shall not be required (i) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares shall have been so transferred.

5.      EXEMPT TRANSACTIONS

        5.1    CERTAIN TRANSACTIONS

        The prohibition in Section 4 against the sale of the Shares shall not apply to the exchange of Shares pursuant to a plan or merger, consolidation, recapitalization, reorganization, or sale of the Company, in which the Company is the surviving entity, but any stock or securities received in exchange therefor shall also become subject to this Agreement.

        5.2    PERMITTED TRANSFERS

        The prohibition in Section 4 against the sale of Shares shall not apply to a transfer by Buyer of all or part of his Shares during his lifetime or on death by will or by intestacy to or for the benefit of himself, his spouse, his ancestors or his lineal descendants, provided that any such transferee or transferees shall receive and hold the Shares subject to the terms of this Agreement, and there shall be no further transfer of such Shares except in accordance with the terms of this Agreement.

6.      ASSIGNMENT

        The Company may assign this Agreement or any of its rights and obligations hereunder. The Buyer may not assign this Agreement or any of his rights and obligations hereunder. All covenants and agreements of, and benefits for, the Investors contained in this Agreement shall inure to the benefit of their respective successors and assigns and be binding on the Company and its successors and on the Buyer and his heirs, executors, administrators and successors. All such covenants and agreements are fully assignable by the Investors, provided, however, that any assignment of any of its rights under this Agreement by any Investor (other than to partners of such Investor or successors of such Investor or such partners by operation of law) shall be made only in connection with the sale or other transfer of all or any portion of the Preferred Stock, Common Stock, convertible notes, warrants, options or other securities of the Company which are exchangeable or convertible into shares of Common Stock or Preferred Stock of the Company held by such Investor and such assignee or transferee shall execute this Agreement.

7.      ADJUSTMENTS

        If, from time to time during the term of this Agreement (i) there is any stock dividend or liquidating dividend of cash or property, stock split or other change in the character or amount of any of the outstanding securities of the Company, or (ii) there is any transaction involving the consolidation, merger or sale of all, or substantially all, of the assets of the Company, then, in such event, (x) any and all new, substituted or additional securities or other property to which the Buyer is entitled by reason of his ownership of the Shares shall be immediately subject to right of first refusal provided to the Company and the Investors as described in Section 4 hereof and (y) all Shares purchased by Buyer hereunder shall be treated on the same basis as all other outstanding shares of Common Stock of the Company so that Buyer's Shares shall not be diluted by any such event any differently than any other holder of Common Stock of the Company.

8.      LEGENDS

        All certificates representing any of the Shares subject to the provisions of this Agreement shall have endorsed thereon a legend substantially as follows:

                      "ANY DISPOSITION, GRANT OR OTHER TRANSFER OF ANY INTEREST
               IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS, AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL, CONTAINED IN A CERTAIN AGREEMENT BY THE RECORDHOLDER HEREOF AND THE CORPORATION, A COPY OF WHICH WILL BE MAILED TO ANY HOLDER OF THIS CERTIFICATE WITHOUT CHARGE AFTER RECEIPT BY THE CORPORATION OF A WRITTEN REQUEST THEREFOR."

        Upon presentation to the Company or any authorized transfer agent, the certificates representing the Shares or any appropriate portion thereof shall be exchanged for certificates not bearing such legend if the certificates are presented after the termination of this Agreement.

9.      RIGHTS AS A STOCKHOLDER; VOTING AGREEMENT

        Subject to the provisions of Section 4 above, the Buyer shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Shares, including the right to vote such Shares at any stockholder meeting. Notwithstanding anything herein to the contrary, Buyer hereby agrees that he will, for a ninety-day period following the issuance of the Shares or until the closing of the first round financing by the Company in an amount at least equal to $2,000,000, whichever comes first, vote such Shares, at any stockholder meeting, in person, by proxy, by written consent, or otherwise, for the directors nominated for election to the Board of Directors of the Company by The Woodlands Venture Fund and no others, and, in any other matter coming before the stockholders of the Company, in accordance with the directive of The Woodlands Venture Fund.

        In order to secure the obligation to vote in accordance with the provisions hereof, the Buyer hereby appoints Martin P. Sutter as his true and lawful proxy and attorney, with full power of substitution, to vote all of his Shares for the matters specified hereinabove. The irrevocable proxy granted by the Buyer may be exercised at any time Buyer fails to comply with the terms of this Section 9. The proxy and power granted by the Buyer pursuant to this section are coupled with an interest and are given to secure the duties of the Buyer pursuant hereto. Such proxy will be irrevocable and will survive the death, incompetency, and disability of Buyer, provided that it shall terminate upon the expiration of twelve months following the issuance of the Shares.

        Buyer hereby consents to the placement of an appropriate legend evidencing the voting restrictions provided for in this Agreement, on the certificates representing the Shares and any certificates issued in replacement or exchange therefor, and Buyer will take all actions reasonably requested by the Company to effect such placement.

10.     TERMINATION

        Except as may be otherwise provided herein, this Agreement shall terminate on the 91st calendar day immediately succeeding the third anniversary of the public offering referenced in Section 4.2.

11.     MISCELLANEOUS

        11.1   NOTICE

        For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

        If to the Company:

               RGene Therapeutics, Inc.
               c/o The Woodlands Venture Fund
               2170 Buckthorne Place, Suite 170
               The Woodlands, Texas 77380
               Attention:  Martin P. Sutter

        If to the Buyer, at the address identified on the signature page hereof, and if to an Investor, at the address identified on the records of the Company hereto, or to such other address as either party or an Investor may furnish to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

        11.2   APPLICABLE LAW

        The substantive laws of the State of Texas, excluding any law, rule or principle which might refer to the substantive law of another jurisdiction, will govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place for performance thereof. This Agreement is to be at least partially negotiated, executed and performed in Harris County, Texas, and, as such, the Company and the Buyer agree that personal jurisdiction and venue shall be proper with the state or federal courts situated in Harris County, Texas, to hear such disputes arising under this Agreement.

        11.3   NO WAIVER

        No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

        11.4   SEVERABILITY

        If a court of competent jurisdiction determined that any provision of this Agreement, including any appendices attached hereto, is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Further, such provision shall be reformed and construed to the extent permitted by law so that it may be valid, legal and enforceable to the maximum extent possible.

        11.5   COUNTERPARTS

        This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

        11.6   HEADINGS

        The section headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

        11.7   SUCCESSORS; THIRD PARTY BENEFICIARY

        This Agreement shall inure to the benefit of the successors and assigns of the Company and the Investors and be binding upon the Buyer and his heirs, executors, administrators and successors. The Buyer agrees that any and all Investors in the Company shall be treated as third party beneficiaries of this Agreement without the necessity of execution of this Agreement, and shall be entitled to all of the rights rendered to them herein.

        11.8   ENTIRE AGREEMENT

        This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representation, inducement, promise or agreement, oral or written, with regard to the subject matter hereof, has been made by either party, or by anyone acting on behalf of either party, which is not embodied herein, and that no agreement, statement or promise relating to the subject matter hereof which is not contained in this Agreement or in such other agreements shall be valid and binding.

        11.9   AMENDMENTS

        No amendment or modification to this Agreement will be effective unless it is in writing and signed by the Company, the Buyer and, if such amendment alters or amends any of the rights of the Investors, by Investors holding a majority of the outstanding shares of capital stock of the Company held by such Investors, if any.

        11.10  INDEMNITY

        The Buyer agrees to indemnify and hold harmless the Company and any person, if any, who controls the Company or such successor within the meaning of
Section 15 of the Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any fuse representation or warranty or breach or failure by the Buyer to comply with any covenant or agreement made by the Buyer herein or in any other document furnished by the Buyer in connection with this transaction.

        11.11  INJUNCTIVE RELIEF

        In view of the inadequacy of money damages, and in view of the fact that the stock of the Company cannot be readily purchased or sold in the general market, if the Buyer or any other person shall fail to comply with any provision of this Agreement, the Company shall be entitled, to the extent permissible by law, to injunctive relief in the case of the violation, or attempted or threatened violation, by Buyer or other person of any such provision, or to a decree compelling specific performance by the Buyer or other person, of any such provision, or to any other remedies legally available.

        11.12  SPOUSES

        The spouse of the Buyer, if any, hereby represents and acknowledges that he or she is fully aware of, understands, and fully consents and agrees to the provisions of this Agreement and its binding effect upon any community property interest he or she may now or hereafter own. Said spouse agrees that the termination of their marital relationship with the Buyer for any reason or his or her death shall not have the effect of removing any stock of the Company otherwise subject to this Agreement from its coverage. Said spouse's awareness, understanding, consent and agreement is evidenced by the execution of this Agreement. All stock described in this Agreement shall include the community property interest of the spouse of Buyer.

        11.13  VOID TRANSFERS

        If any Stock shall be sold or transferred otherwise than in accordance with the terms and conditions of this Agreement, such sale shall be void. Any such attempted sale or other transfer shall create a right in the Company to purchase the Stock which is the subject of such purported transfer at the applicable purchase price specified herein. Such right shall constitute an "adverse claim" within the meaning of such term as used within the meaning of the Uniform Commercial Code of any State. In addition to, and without prejudice to, any and all other rights or remedies which may be available to the Company, the Buyer agrees that the Company may, but shall have no obligation to, hold and refuse to transfer any Stock, or any certificate therefor, tendered to it for transfer if the transfer violates the provisions of the Agreement.

        11.14  TAX REPRESENTATIONS

        The Buyer acknowledges that the Company has made no warranties or other representations to Buyer with respect to the income tax consequences of the transactions contemplated by this Agreement and the Buyer is in no manner relying on the Company or its representatives for an account of such tax consequences.

        11.15  FURTHER ASSURANCES

        The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.

                                            Company

                                            RGENE THERAPEUTICS, INC.


                                            By:    /s/ MARTIN P. SUTTER
                                                   -----------------------------
                                            Name:  Martin P. Sutter
                                                   -----------------------------
                                            Title: Chairman
                                                   -----------------------------

Buyer's Spouse                              Buyer

Signed:     /s/ SONIA LOPEZ                 Signed:     /s/ G. LOPEZ-BERESTEIN
            -----------------------------               ------------------------
Print Name: Sonia Lopez                     Print Name: G. Lopez-Berestein
            -----------------------------               ------------------------
Address:                                    Address:
            -----------------------------               ------------------------
            -----------------------------               ------------------------
            -----------------------------               ------------------------
            -----------------------------               ------------------------

                                                                       EXHIBIT 3


                            RGENE THERAPEUTICS, INC.
                              MIEN CHIE HUNG, PH.D.

                            STOCK PURCHASE AGREEMENT

        This Stock Purchase Agreement (this "Agreement") dated February 14, 1994 is entered into by and between RGene Therapeutics, Inc., a Delaware corporation (the "Company"), and Mien Chie Hung, Ph.D. (the "Buyer").

                                   WITNESSETH:

        WHEREAS, the Company desires to sell certain shares of common stock, $.001 par value, of the Company (the "Common Stock") to the Buyer; and

        WHEREAS, the Buyer desires to purchase certain shares of Common Stock from the Company; and

        WHEREAS, the Buyer and the Company desire that the Buyer grant to the Company options to repurchase certain shares of Common Stock purchased by the Buyer on the terms and conditions set forth;

        NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, the parties agree as follows:

1.      PURCHASE AND SALE OF SHARES

        1.1    PURCHASE AND SALE OF SHARES

        Subject to the terms and conditions of this Agreement and in consideration of the payment of the Purchase Price (as defined below) by the Buyer to the Company at the Closing (as defined below), the Company agrees to sell to the Buyer, and the Buyer agrees to purchase from the Company, [*] shares of Common Stock (the "Shares").

        1.2    PURCHASE PRICE

        The Purchase Price payable to the Company shall be $[*] per Share, payable as follows: the Company shall deduct the Purchase Price from the first month's consulting fee owed to Buyer under that certain Consulting Agreement between the Buyer and the Company dated the date hereof (the "Consulting Agreement").

- ---------------

     [*] Confidential Treatment Requested.

        1.3    CLOSING

        The closing for the sale of the Shares to the Buyer shall occur on or before February 15, 1994, or at such other date and time as the parties may agree (the "Closing"). Concurrent with the payment by Buyer of the Purchase Price, or within a reasonable time thereafter, the Company shall deliver to Buyer a certificate or certificates representing the number of Shares as set forth in Section 1.1 hereof, in the name of the Buyer.

2.      REPURCHASE OPTION

        (a) A total of [*] of the Shares purchased by Buyer pursuant to this Agreement (hereinafter, the "Option Shares") shall be subject to the option ("Repurchase Option") set forth in this Section 2. In the event the Buyer shall cease to be engaged by the Company (including a parent or subsidiary of the Company) as a Consultant for any reason, voluntarily or involuntarily, the Company shall have the right, at any time within 90 days after the date Buyer ceases to be so engaged, to exercise the Repurchase Option, which consists of the right to purchase from the Buyer at a purchase price of $[*] per share (the "Unvested Option Price"), up to but not exceeding the number of Option Shares specified in Section 2(b)(i) below, upon the terms hereinafter set forth.

        (b) (i) If the Buyer's engagement by the Company under the Consulting Agreement is terminated at any time prior to the second anniversary thereof, the Company may exercise the Repurchase Option at the Unvested Option Price as to all or any number of the Option Shares less the number of Option Shares equal to 1/24th of the balance of the Option Shares (rounded down to the nearest whole Option Share) for each and every full calendar month that the Buyer was engaged by the Company as a consultant pursuant to the Consulting Agreement.

           (ii) The Repurchase Option provided in this Section 2 is assignable by the Company in whole or in part to the holders of the Company's Preferred Stock or other securities issued by the Company to investors (herein the "Investors"). If the Company should decide not to exercise the Repurchase Option or not to exercise the Repurchase Option for all Option Shares, it shall give the Investors (or the Investor if at the time there is only one Investor) the right to purchase all of the Option Shares or all of the remaining Option Shares, as the case may be, then subject to the Repurchase Option or such lesser portion thereof as may be selected by the Investors. Within 30 days after the
Section 2(b) Event, the Company shall notify each Investor in writing thereof and the number of Option Shares remaining subject to the Repurchase Option. If within 30 days after the Company gives its aforesaid notice, one or more of the Investors do not notify the Company that they desire to purchase all of such Option Shares, the Repurchase Option

- ---------------

     [*] Confidential Treatment Requested.

shall expire. If the Investors oversubscribe for such Option Shares, each Investor who notifies the Company that it desires to purchase Option Shares shall have a right to purchase a pro rata portion of such Option Shares based on the percentage of Common Stock and Preferred Stock then owned by it or which may be acquired upon exercise of any outstanding convertible notes, warrants, options or other securities, on a fully diluted as if converted to Common Stock basis, bears to the number of shares of Common Stock and Preferred Stock then owned by all Investors who notify the Company of their desire to purchase any of such Option Shares or which may be acquired upon exercise of any outstanding convertible notes, warrants, options or other securities, on a fully diluted as if converted to Common Stock basis. The Company shall promptly advise each Investor of the amount of such Option Shares it is entitled to purchase as a result of such allocation.

        (c) The Repurchase Option shall be exercised by written notice or notices signed by an officer of the Company or the purchasing Investors, as the case may be, and delivered or mailed as provided in Section 12.1 hereof. The Unvested Option Price shall be payable, at the option of the Company or the purchasing Investors, as the case may be, in cancellation of all or a portion of any outstanding indebtedness of the Company or the purchasing Investors, as the case may be, to the Buyer or in cash (by check) or both. The provisions of this
Section 2(c) shall survive any termination of this Agreement.

        (d) Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate the Buyer's engagement, for any reason, with or without cause.

        (e) The Buyer shall not sell, assign or otherwise transfer any of the Option Shares or any interest therein, or grant or otherwise allow to exist any lien, claim or other encumbrance on or with respect to any of the Option Shares then subject to the Repurchase Option.

3.      REPRESENTATIONS AND WARRANTIES

        To induce the Company to deliver the Shares to the Buyer, the Buyer represents and warrants to the Company:

               (a) The Buyer is acquiring the Shares for his own account as principal, for investment purposes only, and not with a view to, or for, resale or distribution, and no other person has a direct or indirect beneficial interest in the Shares;

               (b) The Buyer has not offered any of the Shares for resale and has no present intention of dividing his interest with others or of reselling or otherwise disposing of any of the Shares;

               (c) Any information the Buyer has furnished to the Company with respect to the Buyer's status as a sophisticated or accredited investor, his business experience or financial position is correct;

               (d) The financial capacity of the Buyer is such that the investment in the Shares is not material to his total financial capacity; the Buyer has the financial ability to bear the economic risk of his investment, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to his investment in the Shares;

               (e) The Buyer considers himself to be a sophisticated investor and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Shares;

               (f) The Buyer has been furnished with all information concerning the Shares and the Company that he desires;

               (g) The Buyer has been given the opportunity to ask questions of, and receive answers from, the Company with respect to the Shares, concerning the terms and conditions of the offering and other matters pertaining to this investment, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information provided to him by the Company in order for him to evaluate the merits and risks of investment in the Shares to the extent that the Company possessed such information or could acquire it without unreasonable effort or expense; and

               (h) The Buyer is not relying on the Company with respect to any economic considerations of the Buyer related to this investment. In regard to the economic considerations related to this investment, the Buyer has relied on the advice of, or has consulted with, only his own advisors.

        The Buyer further represents, warrants and agrees that he will not sell or otherwise transfer the Shares without registration under the Securities Act of 1933, as amended (the "Act"), or an exemption therefrom, and fully understands and agrees that he must bear the economic risk of his purchase for an indefinite period of time because, among other reasons, the Shares have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states or an exemption from such registration is available. He also understands that the Company is under no obligation to register the Shares on his behalf or to assist him in complying with any exemption from registration under the Act. He further understands that any certificate evidencing the Shares will bear a legend restricting the transfer thereof consistent with the foregoing and that a notation may be made in the records of the Company restricting the transfer of any Shares in a manner consistent with the foregoing.

4.      BUYER AWARENESS

        The Buyer acknowledges that he is aware that:

               (a) No federal or state agency has passed upon the Shares or made any finding or determination as to the fairness of this investment;

               (b) There are substantial risks of loss of investment incident to an investment in the Shares and such an investment is highly speculative;

               (c) The Company is only recently organized, has not conducted any substantial business to date and does not have any substantial working capital or financial resources. The business in which the Company proposes to engage is highly competitive and success in the Company's business may depend on, among other things, the Company's ability to obtain financing, to complete product development, to attract qualified employees and to obtain patent protection and governmental approvals, market acceptance of products and numerous other factors over which the Company does not have control.

5.      RESTRICTIONS ON TRANSFER; RIGHT OF FIRST REFUSAL

        5.1    COMPANY'S PURCHASE OPTION

        Buyer shall not sell, transfer, pledge, hypothecate or otherwise dispose of any Shares which are purchased hereunder without first complying with the terms of this Section 5.

        5.2    RIGHT OF FIRST REFUSAL

        Before any of the Shares registered in the name of Buyer that are not subject to the Repurchase Option may be sold or transferred (including transfer by operation of law), except as permitted in Section 6, such Shares shall first be offered to the Company and to the Investors, in accordance with the terms set out herein, provided, however, that until the Company has completed a public offering of its equity securities pursuant to an effective registration statement filed with the Securities and Exchange Commission, no transfer of the Shares may be made under any circumstances.

               (i) Buyer shall deliver a notice ("Notice") to the Company and to the Investors stating (A) his bona fide intention to sell or transfer such Shares, (B) the number of such Shares to be sold or transferred, (C) the price for which he proposes to sell or transfer such Shares, and (D) the name of the proposed purchaser or transferee.

              (ii) Within thirty (30) days after receipt of the Notice, the Company and/or the Investors may elect to purchase some or all of the Shares to which the Notice refers, at the price per share specified in the Notice. The closing for such purchase by the

Company and/or the Investors shall occur, unless otherwise agreed by the Company, the Investors electing to purchase Shares, and the Buyer, no later than 30 days after the election by the Company and/or the Investors to purchase same. In the event that the number of Shares which the Company and the Investors desire to purchase exceeds the number of Shares proposed for sale by Buyer in the Notice, then in such instance the Company shall have full preference to acquire such Shares to the exclusion of the Investors, and, to the extent that there are Shares still available for purchase by the Investors, the Investors desiring to purchase Shares shall be entitled to purchase the remaining amount thereof on a pro rata basis based upon the number of shares of Common Stock and Preferred Stock, or securities convertible into shares of Common Stock and Preferred Stock, then held by each of them so electing to purchase bears to the total number of shares of Common Stock and Preferred Stock, or securities convertible into shares of Common Stock and Preferred Stock, held by all Investors desiring to acquire Shares, on a fully diluted as if converted to Common Stock basis.

             (iii) If all of the Shares to which the Notice refers are not purchased by the Company and the Investors, as provided in Section 5.2(ii) hereof, Buyer may sell such Shares which the Company and the Investors elected not to purchase to any person or persons named in the Notice at the price specified in the Notice or at a higher price, provided that such sale or transfer is consummated within 120 days of the date of said Notice to the Company and the Investors, and provided, further, that any such sale is in accordance with all the terms and conditions hereof.

              (iv) Upon the closing of a firm commitment public offering pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the "Act"), covering the offering and sale of shares of Common Stock for the account of the Company in which the aggregate gross proceeds received by the Company equal or exceed $7,500,000 and in which the public offering price per share equals or exceeds $5.00 per share, the thirty (30) day period specified in Section 5.2(ii) above shall be reduced to a ten (10) day period; and the requirement to identify the name of the proposed purchaser and the proposed price shall be inapplicable if the Buyer proposed to sell the Shares in an over-the-counter sale or on a national or regional exchange transaction. In such instance, any such sale to the Company and/or the Investors shall be at the average closing price of the Company's Common Stock on the date of notice of election to purchase such shares by the Company and/or the Investors. The average closing price is defined as the last closing price regular way on the exchange where the Common Stock is listed for trading or the average of the bid and ask prices if applicable.

        5.3    STANDOFF AGREEMENT

        Buyer agrees, in connection with each of the Company's public offerings of its equity securities, and upon request of the Company or the underwriters managing such offering, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any of the Shares (other than those included in the registration, if any) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time from the effective date of such registration as may be requested by the Company or such underwriters; provided, that the officers and directors of the Company who own stock of the Company also agree to such restrictions.

        5.4    OTHER RESTRICTIONS ON TRANSFER

        The Company shall not be required (i) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares shall have been so transferred.

6.      EXEMPT TRANSACTIONS

        6.1    CERTAIN TRANSACTIONS

        The prohibition in Section 5 against the sale of the Shares shall not apply to the exchange of Shares pursuant to a plan or merger, consolidation, recapitalization, reorganization, or sale of the Company, in which the Company is the surviving entity, but any stock or securities received in exchange therefor shall also become subject to this Agreement.

        6.2    PERMITTED TRANSFERS

        The prohibition in Section 5 against the sale of Shares shall not apply to a transfer by Buyer of all or part of his Shares during his lifetime or on death by will or by intestacy to or for the benefit of himself, his spouse, his ancestors or his lineal descendants, provided that any such transferee or transferees shall receive and hold the Shares subject to the terms of this Agreement, and there shall be no further transfer of such Shares except in accordance with the terms of this Agreement.

7.      ASSIGNMENT

        The Company may assign this Agreement or any of its rights and obligations hereunder. The Buyer may not assign this Agreement or any of his rights and obligations hereunder. All covenants and agreements of, and benefits for, the Investors contained in this Agreement shall inure to the benefit of their respective successors and assigns and be binding on the Company and its successors and on the Buyer and his heirs, executors, administrators and successors. All such covenants and agreements are fully assignable by the Investors, provided, however, that any assignment of any of its rights under this Agreement by any Investor (other than to partners of such Investor or successors of such Investor or such partners by operation of law) shall be made only in connection with the sale or other transfer of all or any portion of the Preferred Stock, Common Stock, convertible notes, warrants, options or other securities of the Company which are exchangeable or convertible into shares of Common Stock or Preferred Stock of the Company held by such Investor and such assignee or transferee shall execute this Agreement.

8.      ADJUSTMENTS

        If, from time to time during the term of this Agreement (i) there is any stock dividend or liquidating dividend of cash or property, stock split or other change in the character or amount of any of the outstanding securities of the Company, or (ii) there is any transaction involving the consolidation, merge or sale of all, or substantially all, of the assets of the Company, then, in such event, (x) any and all new, substituted or additional securities or other property to which the Buyer is entitled by reason of his ownership of the Shares shall be immediately subject to right of first refusal provided to the Company and the Investors as described in Section 5 hereof and to the Repurchase Option and be included in the term "Option Shares" for all purposes of the Repurchase Option with the same force and effect as the Option Shares subject to the Repurchase Option under the terms of Section 2 hereof and (y) all Shares purchased by Buyer hereunder shall be treated on the same basis as all other outstanding shares of Common Stock of the Company so that Buyer's Shares shall not be diluted by any such event any differently than any other holder of Common Stock of the Company. While the total Unvested Option Price shall remain the same after each such event, the Unvested Option Price per Option Share upon exercise of the Repurchase Option shall be appropriately adjusted.

9.      LEGENDS

        All certificates representing any of the Shares subject to the provisions of this Agreement shall have endorsed thereon a legend substantially as follows:

                      "ANY DISPOSITION, GRANT OR OTHER TRANSFER OF ANY INTEREST
               IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS, AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF REPURCHASE AND RIGHT OF FIRST REFUSAL, CONTAINED IN A CERTAIN AGREEMENT BY THE RECORDHOLDER HEREOF AND THE CORPORATION, A COPY OF WHICH WILL BE MAILED TO ANY HOLDER OF THIS CERTIFICATE WITHOUT CHARGE AFTER RECEIPT BY THE CORPORATION OF A WRITTEN REQUEST THEREFOR."

        Upon presentation to the Company or any authorized transfer agent, the certificates representing the Shares or any appropriate portion thereof shall be exchanged for certificates not bearing such legend if the certificates are presented after the termination of this Agreement.

10.     RIGHTS AS A STOCKHOLDER; VOTING AGREEMENT

        Subject to the provisions of Sections 2 and 5 above, the Buyer shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Shares, including the right to vote such Shares at any stockholder meeting. Notwithstanding anything herein to the contrary, Buyer hereby agrees that he will, for a ninety-day period following the issuance of the Shares or until the closing of the first round financing by the Company in an amount at least equal to $2,000,000, whichever comes first, vote such Shares, at any stockholder meeting, in person, by proxy, by written consent, or otherwise, for the directors nominated for election to the Board of Directors of the Company by The Woodlands Venture Fund and no others, and, in any other matter coming before the stockholders of the Company, in accordance with the directive of The Woodlands Venture Fund.

        In order to secure the obligation to vote in accordance with the provisions hereof, the Buyer hereby appoints Martin P. Sutter as his true and lawful proxy and attorney, with full power of substitution, to vote all of his Shares for the matters specified hereinabove. The irrevocable proxy granted by the Buyer may be exercised at any time Buyer fails to comply with the terms of this Section 10. The proxy and power granted by the Buyer pursuant to this section are coupled with an interest and are given to secure the duties of the Buyer pursuant hereto. Such proxy will be irrevocable and will survive the death, incompetency, and disability of Buyer, provided that it shall terminate upon the expiration of twelve months following the issuance of the Shares.

        Buyer hereby consents to the placement of an appropriate legend evidencing the voting restrictions provided for in this Agreement, on the certificates representing the Shares and any certificates issued in replacement or exchange therefor, and Buyer will take all actions reasonably requested by the Company to effect such placement.

11.     TERMINATION

        Except as may be otherwise provided herein, this Agreement shall terminate on the 91st calendar day immediately succeeding the third anniversary of the public offering referenced in Section 5.2.

12.     MISCELLANEOUS

        12.1   NOTICE

        For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

        If to the Company:

               RGene Therapeutics, Inc.
               c/o The Woodlands Venture Fund
               2170 Buckthorne Place, Suite 170
               The Woodlands, Texas 77380
               Attention:  Martin P. Sutter

        If to the Buyer, at the address identified on the signature page hereof, and if to an Investor, at the address identified on the records of the Company hereto, or to such other address as either party or an Investor may furnish to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

        12.2   APPLICABLE LAW

        The substantive laws of the State of Texas, excluding any law, rule or principle which might refer to the substantive law of another jurisdiction, will govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place for performance thereof. This Agreement is to be at least partially negotiated, executed and performed in Harris County, Texas, and, as such, the Company and the Buyer agree that personal jurisdiction and venue shall be proper with the state or federal courts situated in Harris County, Texas, to hear such disputes arising under this Agreement.

        12.3   NO WAIVER

        No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

        12.4   SEVERABILITY

        If a court of competent jurisdiction determined that any provision of this Agreement, including any appendices attached hereto, is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Further, such provision shall be reformed and construed to the extent permitted by law so that it may be valid, legal and enforceable to the maximum extent possible.

        12.5   COUNTERPARTS

        This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

        12.6   HEADINGS

        The section headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

        12.7   SUCCESSORS; THIRD PARTY BENEFICIARY

        This Agreement shall inure to the benefit of the successors and assigns of the Company and the Investors and be binding upon the Buyer and his heirs, executors, administrators and successors. The Buyer agrees that any and all Investors in the Company shall be treated as third party beneficiaries of this Agreement without the necessity of execution of this Agreement, and shall be entitled to all of the rights accorded to them herein.

        12.8   ENTIRE AGREEMENT

        This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representation, inducement, promise or agreement, oral or written, with regard to the subject matter hereof, has been made by either party, or by anyone acting on behalf of either party, which is not embodied herein, and that no agreement, statement or promise relating to the subject matter hereof which is not contained in this Agreement or in such other agreements shall be valid and binding.

        12.9   AMENDMENTS

        No amendment or modification to this Agreement will be effective unless it is in writing and signed by the Company, the Buyer and, if such amendment alters or amends any of the rights of the Investors, by Investors holding a majority of the outstanding shares of capital stock of the Company held by such Investors, if any.

        12.10  INDEMNITY

        The Buyer agrees to indemnify and hold harmless the Company and any person, if any, who controls the Company or such successor within the meaning of
Section 15 of the Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the Buyer to comply with any covenant or agreement made by the Buyer herein or in any other document furnished by the Buyer in connection with this transaction.

        12.11  INJUNCTIVE RELIEF

        In view of the inadequacy of money damages, and in view of the fact that the stock of the Company cannot be readily purchased or sold in the general market, if the Buyer or any other person shall fail to comply with any provision of this Agreement, the Company shall be entitled, to the extent permissible by law, to injunctive relief in the case of the violation, or attempted or threatened violation, by Buyer or other person of any such provision, or to a decree compelling specific performance by the Buyer or other person, of any such provision, or to any other remedies legally available.

        12.12  SPOUSES

        The spouse of the Buyer, if any, hereby represents and acknowledges that he or she is fully aware of, understands, and fully consents and agrees to the provisions of this Agreement and its binding effect upon any community property interest he or she may now or hereafter own. Said spouse agrees that the termination of their marital relationship with the Buyer for any reason or his or her death shall not have the effect of removing any stock of the Company otherwise subject to this Agreement from its coverage. Said spouse's awareness, understanding, consent and agreement is evidenced by the execution of this Agreement. All stock described in this Agreement shall include the community property interest of the spouse of Buyer.

        12.13  VOID TRANSFERS

        If any Stock shall be sold or transferred otherwise than in accordance with the terms and conditions of this Agreement, such sale shall be void. Any such attempted sale or other transfer shall create a right in the Company to purchase the Stock which is the subject of such purported transfer at the applicable purchase price specified herein. Such right shall constitute an "adverse claim" within the meaning of such term as used within the meaning of the Uniform Commercial Code of any State. In addition to, and without prejudice to, any and all other rights or remedies which may be available to the Company, the Buyer agrees that the Company may, but shall have no obligation to, hold and refuse to transfer any Stock, or any certificate therefor, tendered to it for transfer if the transfer violates the provisions of the Agreement.

        12.14  TAX REPRESENTATIONS

        The Buyer acknowledges that the Company has made no warranties or other representations to Buyer with respect to the income tax consequences of the transactions contemplated by this Agreement and Buyer is in no manner relying on the Company or its representatives for an account of such tax consequences.

        12.15  FURTHER ASSURANCES

        The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.

                                     Company

                                            RGENE THERAPEUTICS, INC.

                                            By:    /s/ MARTIN P. SUTTER
                                                   -----------------------------
                                            Name:  Martin P. Sutter
                                                   -----------------------------
                                            Title: Chairman
                                                   -----------------------------


Buyer's Spouse                              Buyer

Signed:     /s/ KING LAN C. HUNG            Signed:     /s/ HIEN-CHIE HUNG
            ------------------------                    ------------------------
Print Name: King Lan C. Hung                Print Name: Hien-Chie Hung
            ------------------------                    ------------------------
Address:    5762 Birdwood R.                Address:    5762 Birdwood Rd.
            ------------------------                    ------------------------
            Houston, Texas  77096                       Houston, Texas  77096
- ------------------------------------        ------------------------------------
- ------------------------------------        ------------------------------------
- ------------------------------------        ------------------------------------

                                                                       EXHIBIT 4



                            RGENE THERAPEUTICS, INC.

                              STOCKHOLDER AGREEMENT

        This Stockholder Agreement (this "Agreement") dated March __, 1994 is entered into by and between RGene Therapeutics, Inc., a Delaware corporation (the "Company"), and Board of Regents of the University of Texas System, an agency of the State of Texas ("Stockholder").

                                   WITNESSETH:

        WHEREAS, the Company desires to issue certain shares of common stock, $.001 par value, of the Company (the "Common Stock") to the Stockholder; and

        WHEREAS, the Stockholder desires to acquire certain shares of Common Stock from the Company; and

        WHEREAS, the Stockholder and the Company desire that the Stockholder grant to the Company, and under certain circumstances to holders of the Company's Preferred Stock or other securities issued by the Company to investors (the "Investors"), options to repurchase certain shares of Common Stock purchased by the Stockholder on the terms and conditions set forth;

        NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, the parties agree as follows:

1.      ISSUANCE OF SHARES

        1.1    PURCHASE AND SALE OF SHARES

        Subject to the terms and conditions of this Agreement and in consideration of the execution of the Patent and Technology License Agreement between the Company and the Stockholder dated the date hereof relating to certain patent applications and technology owned by Stockholder and invented by Dr. Mien Chie Hung, Ph.D., the Company agrees to issue to the Stockholder
[ * ] shares of Common Stock (the "Shares").




- ------------------------------

        [*] Confidential Treatment Requested.

        1.2    CLOSING

        The closing for the issuance of the Shares to the Stockholder shall occur on or before March __, 1994, or at such other date and time as the parties may agree (the "Closing"). At the Closing, or within a reasonable time thereafter, the Company shall deliver to Stockholder a certificate or certificates representing the number of Shares as set forth in Section 1.1 hereof, in the name of the Stockholder.

2.      REPRESENTATIONS AND WARRANTIES

        To induce the Company to deliver the Shares to the Stockholder, the Stockholder represents and warrants to the Company:

               (a) The Stockholder is acquiring the Shares for its own account as principal, for investment purposes only, and not with a view to, or for, resale or distribution, and no other person or entity has a direct or indirect beneficial interest in the Shares;

               (b) The Stockholder has not offered any of the Shares for resale and has no present intention of dividing its interest with others or of reselling or otherwise disposing of any of the Shares;

               (c) Any information the Stockholder has furnished to the Company with respect to the Stockholder's status as a sophisticated or accredited investor, its business experience or financial position is correct;

               (d) The financial capacity of the Stockholder is such that the investment in the Shares is not material to its total financial capacity; the Stockholder has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to its investment in the Shares;

               (e) The Stockholder considers itself to be a sophisticated investor and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Shares;

               (f) The Stockholder has been furnished with all information concerning the Shares and the Company that it desires;

               (g) The Stockholder has been given the opportunity to ask questions of, and receive answers from, the Company with respect to the Shares, concerning the terms and conditions of the offering and other matters pertaining to this investment, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information provided to him by the Company in order for him to evaluate the merits and risks of investment in the Shares to the extent that the Company possessed such information or could acquire it without unreasonable effort or expense; and

               (h) The Stockholder is not relying on the Company with respect to any economic considerations of the Stockholder related to this investment. In regard to the economic considerations related to this investment, the Stockholder has relied on the advice of, or has consulted with, only its own advisors.

        The Stockholder further represents, warrants and agrees that it will not sell or otherwise transfer the Shares without registration under the Securities Act of 1933, as amended (the "Act"), or an exemption therefrom, and fully understands and agrees that it must bear the economic risk of its purchase for an indefinite period of time because, among other reasons, the Shares have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states or an exemption from such registration is available. It also understands that the Company is under no obligation to register the Shares on its behalf or to assist him in complying with any exemption from registration under the Act. It further understands that any certificate evidencing the Shares will bear a legend restricting the transfer thereof consistent with the foregoing and that a notation may be made in the records of the Company restricting the transfer of any Shares in a manner consistent with the foregoing.

3.      STOCKHOLDER AWARENESS

        The Stockholder acknowledges that it is aware that:

               (a) No federal or state agency has passed upon the Shares or made any finding or determination as to the fairness of this investment;

               (b) There are substantial risks of loss of investment incident to an investment in the Shares and such an investment is highly speculative;

               (c) The Company is only recently organized, has not conducted any substantial business to date and does not have any substantial working capital or financial resources. The business in which the Company proposes to engage is highly competitive and success in the Company's business may depend on, among other things, the Company's ability to obtain financing, to complete product development, to attract qualified employees and to obtain patent protection and governmental approvals, market acceptance of products and numerous other factors over which the Company does not have control.

4.      RESTRICTIONS ON TRANSFER; RIGHT OF FIRST REFUSAL

        4.1    COMPANY'S PURCHASE OPTION

        Stockholder shall not sell, transfer, pledge, hypothecate or otherwise dispose of any Shares which are purchased hereunder without first complying with the terms of this Section 4.

        4.2    RIGHT OF FIRST REFUSAL

        Before any of the Shares registered in the name of Stockholder may be sold or transferred (including transfer by operation of law), except as permitted in Section 5, such Shares shall first be offered to the Company and to the Investors, in accordance with the terms set out herein.

               (i) Stockholder shall deliver a notice ("Notice") to the Company and to the Investors stating (A) its bona fide intention to sell or transfer such Shares, (B) the number of such Shares to be sold or transferred, (C) the price for which it proposes to sell or transfer such Shares, and (D) the name of the proposed purchaser or transferee.

              (ii) Within thirty (30) days after receipt of the Notice, the Company and/or the Investors may elect to purchase some or all of the Shares to which the Notice refers, at the price per share specified in the Notice. The closing for such purchase by the Company and/or the Investors shall occur, unless otherwise agreed by the Company, the Investors electing to purchase Shares, and the Stockholder, no later than 30 days after the election by the Company and/or the Investors to purchase same. In the event that the number of Shares which the Company and the Investors desire to purchase exceeds the number of Shares proposed for sale by Stockholder in the Notice, then in such instance the Company shall have full preference to acquire such Shares to the exclusion of the Investors, and, to the extent that there are Shares still available for purchase by the Investors, the Investors desiring to purchase Shares shall be entitled to purchase the remaining amount thereof on a pro rata basis based upon the number of shares of Common Stock and Preferred Stock, or securities convertible into shares of Common Stock and Preferred Stock, then held by each of them so electing to purchase bears to the total number of shares of Common Stock and Preferred Stock, or securities convertible into shares of Common Stock and Preferred Stock, held by all Investors desiring to acquire Shares, on a fully diluted as if converted to Common Stock basis.

             (iii) If all of the Shares to which the Notice refers are not purchased by the Company and the Investors, as provided in Section 4.2(ii) hereof, Stockholder may sell such Shares which the Company and the Investors elected not to purchase to any person or persons named in the Notice at the price specified in the Notice or at a higher price, provided that such sale or transfer is consummated within 120 days of the date of said Notice to the Company and the Investors, and provided, further, that any such sale is in accordance with all the terms and conditions hereof.

              (iv) Upon the closing of a firm commitment public offering pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the "Act"), covering the offering and sale of shares of Common Stock for the account of the Company in which the aggregate gross proceeds received by the Company equal or exceed $7,500,000 and in which the public offering price per share equals or exceeds $5.00 per share, the thirty (30) day period specified in Section 4.2(ii) above shall be reduced to a ten (10) day period; and the requirement to identify the name of the proposed purchaser and the proposed price shall be inapplicable if the Stockholder proposed to sell the Shares in an over-the-counter sale or on a national or regional exchange transaction. In such instance, any such sale to the Company and/or the Investors shall be at the average closing price of the Company's Common Stock on the date of notice of election to purchase such shares by the Company and/or the Investors. The average closing price is defined as the last closing price regular way on the exchange where the Common Stock is listed for trading or the average of the bid and ask prices if applicable.

        4.3    STANDOFF AGREEMENT

        Stockholder agrees, in connection with each of the Company's public offerings of its equity securities, and upon request of the Company or the underwriters managing such offering, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any of the Shares (other than those included in the registration, if any) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time from the effective date of such registration as may be requested by the Company or such underwriters; provided, that the officers and directors of the Company who own stock of the Company also agree to such restrictions.

        4.4    OTHER RESTRICTIONS ON TRANSFER

        The Company shall not be required (i) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares shall have been so transferred.

5.      EXEMPT TRANSACTIONS

        The prohibition in Section 4 against the sale of the Shares shall not apply to the exchange of Shares pursuant to a plan or merger, consolidation, recapitalization, reorganization, or sale of the Stockholder in which the Stockholder is the surviving entity, but any stock or securities received in exchange therefor shall also become subject to this Agreement.

6.      ASSIGNMENT

        The Company may assign this Agreement or any of its rights and obligations hereunder. The Stockholder may not assign this Agreement or any of its rights and obligations hereunder. All covenants and agreements of, and benefits for, the Investors contained in this Agreement shall inure to the benefit of their respective successors and assigns and be binding on the Company and its successors and on the Stockholder and its successors and assigns. All such covenants and agreements are fully assignable by the investors, provided, however, that any assignment of any of its rights under this Agreement by any Investor (other than to partners of such Investor or successors of such Investor or such partners by operation of law) shall be made only in connection with the sale or other transfer of all or any portion of the Preferred Stock, Common Stock, convertible notes, warrants, options or other securities of the Company which are exchangeable or convertible into shares of Common Stock or Preferred Stock of the Company held by such Investor and such assignee or transferee shall execute this Agreement.

7.      ADJUSTMENTS

        If, from time to time during the term of this Agreement (i) there is any stock dividend or liquidating dividend of cash or property, stock split or other change in the character or amount of any of the outstanding securities of the Company or (ii) there is any transaction involving the consolidation, merger or sale of all, or substantially all, of the assets of the Company, then, in such event, (x) any and all new, substituted or additional securities or other property to which the Stockholder is entitled by reason of its ownership of the Shares shall be immediately subject to right of first refusal provided to the Company and the Investors as described in Section 4 hereof and (y) all Shares purchased by Stockholder hereunder shall be treated on the same basis as all other outstanding shares of Common Stock of the Company so that Stockholder's Shares shall not be diluted by any such event any differently than any other holder of Common Stock of the Company.

8.      LEGENDS

        All certificates representing any of the Shares subject to the provisions of this Agreement shall have endorsed thereon a legend substantially as follows:

                      "ANY DISPOSITION, GRANT OR OTHER TRANSFER OF ANY INTEREST
               IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS, AND THE SECURITIES REPRESENTED BY THIS

               CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL, CONTAINED IN A CERTAIN AGREEMENT BY THE RECORDHOLDER HEREOF AND THE CORPORATION, A COPY OF WHICH WILL BE MAILED TO ANY HOLDER OF THIS CERTIFICATE WITHOUT CHARGE AFTER RECEIPT BY THE CORPORATION OF A WRITTEN REQUEST THEREFOR."

        Upon presentation to the Company or any authorized transfer agent, the certificates representing the Shares or any appropriate portion thereof shall be exchanged for certificates not bearing such legend if the certificates are presented after the termination of this Agreement.

9.      RIGHTS AS A STOCKHOLDER; VOTING AGREEMENT

        (a) Subject to the provisions of Section 4 above, the Stockholder shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Shares, including the right to vote such Shares at any stockholder meeting. Notwithstanding anything herein to the contrary, Stockholder hereby agrees that it will, for a ninety-day period following the issuance of the Shares or until the closing of the first round financing by the Company in an amount at least equal to $2,000,000, whichever comes first, vote such Shares, at any stockholder meeting, in person, by proxy, by written consent, or otherwise, for the directors nominated for election to the Board of Directors of the Company by The Woodlands Venture Fund and no others, and, in any other matter coming before the stockholders of the Company, in accordance with the directive of The Woodlands Venture Fund.

        In order to secure the obligation to vote in accordance with the provisions hereof, the Stockholder hereby appoints Martin P. Sutter as its true and lawful proxy and attorney, with full power of substitution, to vote all of its Shares for the matters specified hereinabove. The irrevocable proxy granted by the Stockholder may be exercised at any time Stockholder fails to comply with the terms of this Section 9. The proxy and power granted by the Stockholder pursuant to this section are coupled with an interest and are given to secure the duties of the Stockholder pursuant hereto. Such proxy will be irrevocable and will survive the death, incompetency, and disability of Stockholder, provided that it shall terminate upon the expiration of ninety days following the issuance of the Shares or until the above-referenced closing, if earlier.

        Stockholder hereby consents to the placement of an appropriate legend evidencing the voting restrictions provided for in this Agreement, on the certificates representing the Shares and any certificates issued in replacement or exchange therefor, and Stockholder will take all actions reasonably requested by the Company to effect such placement.

10.     TERMINATION

        Except as may be otherwise provided herein, this Agreement shall terminate on the 91st calendar day immediately succeeding the third anniversary of the public offering referenced in Section 4.2.

11.     MISCELLANEOUS

        11.1   NOTICE

        For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               If to the Company:

               RGene Therapeutics, Inc.
               c/o The Woodlands Venture Fund
               2170 Buckthorne Place, Suite 170
               The Woodlands, Texas  77380
               Attention:  Martin P. Sutter

        If to the Stockholder, at the address identified on the signature page hereof, and if to an Investor, at the address identified on the records of the Company hereto, or to such other address as either party or an Investor may furnish to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

        11.2   APPLICABLE LAW

        The substantive laws of the State of Texas, excluding any law, rule or principle which might refer to the substantive law of another jurisdiction, will govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place for performance thereof. This Agreement is to be at least partially negotiated, executed and performed in Harris County, Texas, and, as such, the Company and the Stockholder agree that personal jurisdiction and venue shall be proper with the state or federal courts situated in Harris County, Texas, to hear such disputes arising under this Agreement.

        11.3   NO WAIVER

        No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this

Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

        11.4   SEVERABILITY

        If a court of competent jurisdiction determined that any provision of this Agreement, including any appendices attached hereto, is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Further, such provision shall be reformed and construed to the extent permitted by law so that it may be valid, legal and enforceable to the maximum extent possible.

        11.5   COUNTERPARTS

        This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

        11.6   HEADINGS

        The section headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

        11.7   SUCCESSORS; THIRD PARTY BENEFICIARY

        This Agreement shall inure to the benefit of the successors and assigns of the Company and the Investors and be binding upon the Stockholder and its successors and assigns. The Stockholder agrees that any and all Investors in the Company shall be treated as third party beneficiaries of this Agreement without the necessity of execution of this Agreement, and shall be entitled to all of the rights rendered to them herein.

        11.8   ENTIRE AGREEMENT

        This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representation, inducement, promise or agreement, oral or written, with regard to the subject matter hereof, has been made by either party, or by anyone acting on behalf of either party, which is not embodied herein, and that no agreement, statement or promise relating to the subject matter hereof which is not contained in this Agreement or in such other agreements shall be valid and binding.

        11.9   AMENDMENTS

        No amendment or modification to this Agreement will be effective unless it is in writing and signed by the Company, the Stockholder and, if such amendment alters or amends any of the rights of the Investors, by Investors holding a majority of the outstanding shares of capital stock of the Company held by such Investors, if any.

        11.10  INDEMNITY

        The Stockholder agrees to indemnify and hold harmless the Company and any person, if any, who controls the Company or such successor within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the Stockholder to comply with any covenant or agreement made by the Stockholder herein or in any other document furnished by the Stockholder in connection with this transaction.

        11.11  INJUNCTIVE RELIEF

        In view of the inadequacy of money damages, and in view of the fact that the stock of the Company cannot be readily purchased or sold in the general market, if the Stockholder or any other person shall fail to comply with any provision of this Agreement, the Company shall be entitled, to the extent permissible by law, to injunctive relief in the case of the violation, or attempted or threatened violation, by Stockholder or other person of any such provision, or to a decree compelling specific performance by the Stockholder or other person, of any such provision, or to any other remedies legally available.

        11.12  VOID TRANSFERS

        If any Stock shall be sold or transferred otherwise than in accordance with the terms and conditions of this Agreement, such sale shall be void. Any such attempted sale or other transfer shall create a right in the Company to purchase the Stock which is the subject of such purported transfer at the applicable purchase price specified herein. Such right shall constitute an "adverse claim" within the meaning of such term as used within the meaning of the Uniform Commercial Code of any State. In addition to, and without prejudice to, any and all other rights or remedies which may be available to the Company, the Stockholder agrees that the Company may, but shall have no obligation to, hold and refuse to transfer any Stock, or any certificate therefor, tendered to it for transfer if the transfer violates the provisions of the Agreement.

        11.13  TAX REPRESENTATIONS

        The Stockholder acknowledges that the Company has made no warranties or other representations to Stockholder with respect to the income tax consequences of the transactions contemplated by this Agreement and Stockholder is in no manner relying on the Company or its representatives for an account of such tax consequences.

        11.14  FURTHER ASSURANCES

        The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.

                                            Company

                                            RGENE THERAPEUTICS, INC.




                                     By: /s/ MARTIN P. SUTTER
                                         -------------------------------------
                                     Name: Martin P. Sutter
                                           -----------------------------------
                                     Title: Chairman
                                            ----------------------------------


                                     Stockholder

                                     BOARD OF REGENTS OF THE
                                     UNIVERSITY OF TEXAS SYSTEM



                                     By: /s/  THOMAS E. RICKS
                                         -------------------------------------
                                     Name: Thomas E. Ricks
                                           -----------------------------------
                                     Title: Vice Chairman for Asset Management
                                            ----------------------------------